UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Playa Hotels & Resorts N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLAYA HOTELS & RESORTS N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

[●], 2020

Dear Playa Hotels & Resorts N.V. Shareholders:

You are cordially invited to attend the annual general meeting of shareholders (the “AGM”) of Playa Hotels & Resorts N.V. (“Playa” or the “Company”), which will be held on Thursday, June 25, 2020, at 11:00 a.m. Central European Summer Time (CEST), at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

During the AGM, shareholders will be asked to vote on the appointment of directors; the adoption of the Dutch Statutory Annual Accounts for fiscal year 2019; the ratification of the selection of Deloitte & Touche LLP as Playa’s independent registered accounting firm for fiscal year 2020; the instruction to Deloitte Accountants B.V. for the audit of Playa’s Dutch Statutory Annual Accounts for fiscal year 2020; the discharge from liability for Playa’s directors with respect to the performance of their duties in 2019; the authorization of the Board of Directors to acquire shares (and depository receipts for shares) in the Company’s capital; and an amendment to the Company’s articles of association to remove the ability to issue bearer shares (each a “Proposal” and together the “Proposals”).

The enclosed Notice of Annual General Meeting of Shareholders and Proxy Statement contain details regarding each of the Proposals, the AGM and other matters. We encourage you to review these materials carefully.

Thank you for your continued support of Playa. We look forward to seeing you on June 25, 2020.

Very truly yours,

Bruce D. Wardinski

Chairman and Chief Executive Officer

Playa Hotels & Resorts N.V.

The accompanying proxy statement is dated [●] and is first being mailed to the shareholders of Playa on or about [●].

Playa Hotels & Resorts N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held June 25, 2020

The Board of Directors of Playa Hotels & Resorts N.V. (“Playa” or the “Company”) is pleased to convene the Company’s annual general meeting of shareholders (the “AGM”), which will be held at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands on June 25, 2020 at 11:00 a.m. Central European Summer Time (“CEST”), for the following purposes:

1.	Opening

2.	Appointment of directors (voting items)

3.	Discussion of our Dutch Statutory Annual Report for the fiscal year ended December 31, 2019 (the “Annual Report”) (discussion item)

4.	Adoption of our Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2019 (the “Annual Accounts”) (voting item)

5.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (voting item)

6.	Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020 (voting item)

7.	Discussion of our dividend and reservation policy (discussion item)

8.	Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2019 (voting item)

9.	Authorization of the Board of Directors to acquire shares (and depository receipts for shares) in the capital of the Company (voting item)

10.

Amendment of the Company’s articles of association (the “Articles of Association”) to remove the ability to issue bearer shares, including the granting of the authorization to execute the notarial deed of amendment implementing such amendment (voting item)

11.	Closing

No business will be voted on at the AGM except for the items which are indicated above as being “voting items.” Those voting items have been proposed to the AGM by our Board of Directors.

Please refer to the accompanying proxy statement for further information with respect to the aforementioned voting items. The record date under Dutch law (registratiedatum) for the AGM is May 28, 2020 (the “Record

Date”). The Board of Directors has determined that the Company’s shareholders’ register and the register maintained for shares in the Company’s capital by the Company’s U.S. transfer agent are the relevant registers for determining who are entitled to attend and, if relevant, vote at the AGM. Those who are shareholders of the Company on the Record Date, or who otherwise have meeting rights under Dutch law with respect to shares in the Company’s capital on the Record Date, provided in each case that they are registered as such in either of the above-mentioned registers, may attend the AGM and, if relevant, vote at the AGM in person or by proxy. Unless the context requires otherwise, references in this convening notice and in the accompanying proxy statement to “shareholders” refer to the shareholders and others with meeting rights under Dutch law on the Record Date as referred to in the immediately preceding sentence.

Shareholders who wish to attend and, if relevant, vote at the AGM must notify the Company in writing of their identity and intention to attend the AGM no later than 5:59 a.m. CEST on June 24, 2020 (the “Cut-Off Time”), such notice to be sent to the Company’s office at 1560 Sawgrass Corporate Parkway, Suite 310, Fort Lauderdale, Florida 33323 to the attention of the Company’s Secretary. In addition, proper identification, such as a driver’s license or passport, must be presented at the AGM.

Please note that, due to the global outbreak of COVID-19 and the related health and safety guidelines imposed by the Dutch government, we urge shareholders to vote by proxy, as described below. If you do decide to attend in person, we may be required to implement additional security measures in order to safeguard the orderly proceedings at the meeting.

Copies of the Annual Accounts, our Annual Report and the proposed amendment to our Articles of Association will be available for inspection by shareholders at our registered offices in the Netherlands, located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. Such copies will be available for inspection from the date of this notice until the close of our AGM. The proxy materials, including the aforementioned copies, will be posted on www.proxyvote.com and on the Company’s website, www.playaresorts.com.

Attendance at the AGM is limited to shareholders, Company management and Company advisors. Registration will begin at 10:00 a.m. CEST and the AGM will begin at 11:00 a.m. CEST on June 25, 2020. Each shareholder desiring to attend MUST bring proof of share ownership as of the Record Date along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company by the Cut-Off Time to indicate your plan to attend as described above. Failure to comply with these requirements may preclude you from being admitted to the AGM.

It is important that your shares be represented at the AGM regardless of whether you plan to attend in person. If you do not expect to attend the AGM in person, you may vote your shares after the Record Date but no later than the Cut-Off Time by (i) voting online at www.proxyvote.com, (ii) voting by telephone by following the “Vote by Phone” instructions on the proxy card, or (iii) marking, signing, dating and returning the accompanying proxy card accordingly for all of the shares you may vote. If you will be present at the AGM in person and have also provided a proxy or voted online or by telephone, you may revoke your proxy prior to the Cut-Off Time and vote in person at the AGM.

If you wish to vote the shares you beneficially own through a bank, broker, trust company or other nominee in person at the AGM or by proxy, you must first obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your shares.

By Order of the Board of Directors,

Bruce D. Wardinski

Chairman and Chief Executive Officer

[●], 2020

ABOUT THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS	1
OUR COMPANY	6
OUR STATUS AS AN EMERGING GROWTH COMPANY	7
MATTERS TO BE VOTED UPON	8
Item 1. Appointment of Directors	8
Item 2. Adoption of Annual Accounts	13
Item 3. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020	14
Item 4. Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020	15
Item 5. Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2019	16
Item 6. Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company	17
Item 7. Amendment of the Company’s articles of association to remove the ability to issue bearer shares	18
AUDIT COMMITTEE MATTERS	19
Policy for Pre-Approval of Audit and Permitted Non-Audit Services	19
Auditor Fees and Services	19
Audit Committee Report	20
CORPORATE GOVERNANCE AND BOARD MATTERS	21
Corporate Governance Profile	21
Our Board	21
Director Independence	21
Board Committees	25
Code of Business Conduct and Ethics	28
Risk Oversight	29
DIRECTOR COMPENSATION	30
EXECUTIVE OFFICERS	31
SIGNIFICANT EMPLOYEES	33
EXECUTIVE COMPENSATION	34
Compensation Philosophy	34
Compensation Elements	35
Compensation Process	35
Performance Highlights	36
Summary Compensation Table	37
Narrative Disclosure to Summary Compensation Table	39
Base Salary	39
Bonuses	39
Equity Awards	39
Employment Agreements	42
Outstanding Equity Awards at Fiscal Year-End	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49
Review, Approval or Ratification of Transactions with Related Persons	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55
Section 16(a) Beneficial Ownership Reporting Compliance
COMMUNICATIONS WITH DIRECTORS; WEBSITE ACCESS TO OUR CORPORATE DOCUMENTS	58
OTHER PROXY MATTERS	59
Information About Our 2021 Annual General Meeting: Shareholder Proposals and Shareholder Access	59
ANNEX A

PLAYA HOTELS & RESORTS N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

PROXY STATEMENT

ABOUT THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

You are receiving this proxy statement because you were a shareholder or beneficial owner of shares of Playa Hotels & Resorts N.V. (“Playa” or the “Company”) on the Record Date (as defined below) for Playa’s 2020 annual general meeting of shareholders (the “AGM”). These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Playa (the “Board”) for use at our AGM. This proxy statement and the accompanying proxy card are first being made available to you on or about [●].

WHEN AND WHERE WILL THE AGM BE HELD?

The AGM will held at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, on June 25, 2020 at 11:00 a.m. Central European Summer Time (“CEST”) for the purpose of discussing and, where relevant, voting on the agenda items described in this proxy statement.

WHICH NON-VOTING ITEMS WILL BE DISCUSSED?

The following agenda items will be discussed at the AGM, but will not be voted on:

1.	Implementation of our compensation policy for the Board, which has been outlined in our Dutch Statutory Annual Report for the fiscal year ended December 31, 2019;

2.	Our Dutch Statutory Annual Report for the fiscal year ended December 31, 2019, which has been made available for inspection in accordance with applicable law; and

3.

Our dividend and reservation policy, which is not to distribute any profits in the near future and to add any such profits to the Company’s reserves for general corporate purposes, such as funding the development and expansion of the Company’s business, making future investments, financing capital expenditures and enhancing the Company’s liquidity position. If and when the Company does intend to distribute a dividend, such dividend may be distributed in the form of cash only or shares only, through a combination of the foregoing (cash and shares) or through a choice dividend (cash or shares), in each case subject to applicable law.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board (each a “Proposal” and collectively, the “Proposals”):

1.	Appointment of directors;

2.	Adoption of the Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2019 (the “Annual Accounts”);

3.	Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

4.	Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020;

5.	Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2019;

6.	Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company; and

7.	Amendment of the Company’s Articles of Association to remove the ability to issue bearer shares.

WHAT VOTE IS REQUIRED TO ADOPT EACH OF THE PROPOSALS?

Consistent with Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed at the AGM from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is represented in person or by proxy at the AGM, unless the nomination is overruled at the AGM by a resolution against the appointment of the candidate adopted by a simple majority of the votes cast, provided such majority represents more than half of the issued share capital. In such event, a new nomination will be made by the Board.

Other than for the appointment of directors, each Proposal requires the affirmative vote of a simple majority of the valid votes cast at the AGM. A quorum of at least one-third of the issued and outstanding share capital is separately required for the adoption of each Proposal. If a quorum of at least one-third of the issued and outstanding share capital is not represented in person or by proxy with respect to any Proposal, such Proposal cannot be validly adopted at the AGM. References to shares being “outstanding” are to shares that form part of the Company’s issued share capital which are not held by the Company itself or by a subsidiary of the Company.

Dutch law and the Company’s Articles of Association provide that voting abstentions or blank votes will count for the purpose of determining whether a quorum is present at the AGM but will not count for the purpose of determining the number of votes cast. “Broker non-votes” (as described below) will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board unanimously recommends that our shareholders vote “FOR” the appointment of each director; “FOR” adoption of the Annual Accounts; “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020; “FOR” instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020; “FOR” the discharge of our directors from liability with respect to the performance of their duties during fiscal year ended December 31, 2019; “FOR” authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company; and “FOR” the amendment of the Company’s Articles of Association to remove the ability to issue bearer shares, including the granting of the authorization to execute the notarial deed of amendment implementing such amendment.

WHO IS ENTITLED TO VOTE AND HOW MANY VOTES DO THEY HAVE?

Dutch law provides that the record date for the AGM must be 28 days prior to the date of the AGM; thus, the record date is May 28, 2020 (the “Record Date”). The Board has determined that the Company’s shareholders’ register and the register maintained for shares in the Company’s capital by the Company’s U.S. transfer agent are the relevant registers for determining who is entitled to attend and, if relevant, vote at the AGM. Those who are shareholders of the Company on the Record Date, or who otherwise have meeting rights under Dutch law with respect to shares in the Company’s capital on the Record Date, provided in each case that they are registered as such in either of the above-mentioned registers, may attend the AGM and, if relevant, vote at the AGM in person or by proxy. Unless the context requires otherwise, references in this proxy statement to “shareholders” refer to the shareholders and others with meeting rights under Dutch law on the Record Date as referred to in the immediately preceding sentence.

As of the close of business on [●] (the last practicable date prior to the Record Date and the mailing of the proxy statement), there were [●] ordinary shares, €0.10 par value of the Company (“Ordinary Shares” or “Playa shares”) outstanding and entitled to vote. Each Playa share carries the right to cast one vote on each Proposal. Shareholders do not have cumulative voting rights.

HOW DO I VOTE BEFORE THE AGM?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by telephone by following the “Vote by Phone” instructions on the proxy card.

If you are a beneficial owner of Playa shares and hold your shares through a bank, broker, trust company or other nominee (“street name”), the relevant institution will send you instructions describing the procedure for instructing the relevant institution as to how to vote the Playa shares you beneficially own. If you wish to vote the Playa shares you beneficially own directly either in person at the AGM or by proxy, you must first obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your Playa shares.

Given the time of the meeting in the Netherlands, in order for your mailed, telephonic or online vote to be counted, it must be received on or before 5:59 a.m. CEST on June 24, 2020 (the “Cut-Off Time”). The official electronic voting results will be those reported by our vote tabulator, Broadridge, in its final report to be provided promptly following the Cut-Off Time. Proxies delivered or votes received online or by telephone after the Cut-Off Time will be disregarded.

MAY I VOTE AT THE AGM?

You may vote your shares at the AGM if you attend in person. Even if you plan to attend the AGM, we encourage you to vote your shares by proxy by telephone or online.

Please note that, due to the global outbreak of COVID-19 and the related health and safety guidelines imposed by the Dutch government, we urge shareholders to vote by proxy, as described below. If you do decide to attend in person, we may be required to implement additional security measures in order to safeguard the orderly proceedings at the meeting.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the AGM is limited to shareholders, Company management and Company advisors. Registration will begin at 10:00 a.m. CEST and the AGM will begin at 11:00 a.m. CEST on June 25, 2020. Each shareholder desiring to attend the AGM in person MUST bring proof of share ownership as of the Record Date along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company by the Cut-Off Time to indicate your identity and your plan to attend. Such registration must be made to the Company in writing (such notice to be sent to the Company’s office at 1560 Sawgrass Corporate Parkway, Suite 310, Fort Lauderdale, Florida 33323 to the attention of the Company’s Secretary) prior to the Cut-Off Time. Failure to comply with these requirements may preclude you from being admitted to the AGM.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the Cut-Off Time. You may revoke your proxy prior to the Cut-Off Time (1) by submitting a properly signed proxy card with a later date, or (2) by voting in person at the AGM.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned prior to the Cut-Off Time but do not contain instructions will be voted “FOR” each Proposal.

WHAT HAPPENS IF I FAIL TO VOTE OR ABSTAIN FROM VOTING?

If you do not exercise your vote because you do not submit a properly executed proxy card to the Company, and do not vote online or by telephone, in accordance with the instructions contained in this proxy statement in a timely fashion or by failing to attend the AGM to vote in person or fail to instruct your broker, bank, trust company or other nominee how to vote on a non-routine matter (a “failure to vote”), it will have no effect on a Proposal. If you mark your proxy or voting instructions expressly to abstain or to cast a “blank vote” for any Proposal, it will also have no effect on such Proposal. If you do not give instructions to your broker, bank, trust company or other nominee, such broker, bank, trust company or other nominee will nevertheless be entitled to vote your shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the Playa shares in its discretion on such matters. For the avoidance of doubt, if a shareholder returns a properly executed proxy card in a timely fashion without indicating how to vote on one or more of the Proposals (and without indicating expressly to abstain or to cast a “blank vote”), the Playa shares represented by such proxy will count for the purposes of determining the presence of a quorum with respect to such Proposal(s), will be voted in favor of each such Proposal in accordance with the recommendation of the Board, and it will not be considered a failure to vote.

IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

If you hold your shares in street name, your broker, bank, trust company or other nominee cannot vote your shares on non-routine matters without instructions from you. Each of the Proposals is considered a non-routine matter. You should therefore instruct your broker, bank, trust company or other nominee as to how to vote your Playa shares, following the directions from your broker, bank, trust company or other nominee provided to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy with respect to a Proposal (because it is non-routine), this will be considered to be a “broker non-vote” and your shares will not be counted for purposes of determining the presence of a quorum with respect to that Proposal.

Beneficial owners of Playa shares held through a broker, bank, trust company or other nominee may not vote the underlying shares at the AGM, unless they first obtain (where appropriate, through the relevant broker, bank, trust company or other nominee) a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your Playa shares.

WHAT HAPPENS IF I TRANSFER MY PLAYA SHARES BEFORE THE AGM?

The Record Date for the AGM is earlier than the date of the AGM. If you transfer your Playa shares after the Record Date, you will retain your right to attend and vote at the AGM.

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and we may, upon request, reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our shares. The solicitation of proxies by the Board will be conducted by mail and also through the Internet. In addition, certain members of the Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication.

OUR COMPANY

We are a leading owner, operator, manager and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of December 31, 2019, we owned and/or managed a total portfolio consisting of 23 resorts (8,690 rooms) located in Mexico, the Dominican Republic and Jamaica. We believe that the resorts we own and manage are among the finest all-inclusive resorts in the markets they serve. All of our resorts offer guests luxury accommodations, noteworthy architecture, extensive on-site activities and multiple food and beverage options. In Mexico, we own and manage the Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, we own and manage the Hyatt Zilara Rose Hall, the Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, we own and manage the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, the Hyatt Ziva Cap Cana, and the Hyatt Zilara Cap Cana. We also own four resorts in Mexico and the Dominican Republic that are managed by a third party and we manage the Sanctuary Cap Cana in the Dominican Republic. As of December 31, 2019, we directly and indirectly employed approximately 12,000 employees worldwide at our corporate offices and on-site at our resorts.

At 12:00 a.m. Central European Time on March 12, 2017 (the “Closing Time”), we consummated a business combination (the “Pace Business Combination”) pursuant to a transaction agreement by and among us, Playa Hotels & Resorts B.V. (our “Predecessor”) and Pace Holdings Corp. (“Pace”), an entity that was formed as a special purpose acquisition company, for the purpose of effecting a merger or other similar business combination with one or more target businesses, and New Pace Holdings Corp. In connection with the Pace Business Combination, which is described in detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2017, we changed our name from Porto Holdco N.V. to Playa Hotels & Resorts N.V. In addition, in connection with the Pace Business Combination, (i) prior to the consummation of the Pace Business Combination, all of our Predecessor’s cumulative redeemable preferred shares were purchased and were subsequently extinguished upon the reverse merger of our Predecessor with and into us, and (ii) Pace’s former shareholders and our Predecessor’s former shareholders received a combination of our Ordinary Shares and warrants as consideration in the Pace Business Combination. Our Predecessor was the accounting acquirer in the Pace Business Combination, and the business, properties, and management team of our Predecessor prior to the Pace Business Combination are the business, properties, and management team of the Company following the Pace Business Combination.

On June 1, 2018, we completed a business combination with certain companies affiliated with Sagicor Group Jamaica Limited (collectively “Sagicor”) whereby Sagicor contributed to us a portfolio of five all-inclusive resorts, two adjacent oceanfront developable land sites with a potential density of up to 700 rooms and all of Sagicor’s rights to “The Jewel” hotel brand (collectively the “Sagicor Assets”). The resorts included in the portfolio consist of the 495-room Hilton Rose Hall Resort & Spa, the 268-room Jewel Runaway Bay Beach Resort & Waterpark, the 250-room Jewel Dunn’s River Beach Resort & Spa, the 225-room Jewel Paradise Cove Beach Resort & Spa and the 217-room Jewel Grande Montego Bay Resort & Spa (where we own 88 rooms and manage 129 rooms). Previously, the resorts we acquired from Sagicor were managed by an external third-party but we assumed management of these resorts upon the closing of the transaction. Consideration for the Sagicor Assets consisted of 20,000,000 of our ordinary shares and $93.1 million in cash. In addition, two individuals nominated by Sagicor joined Playa’s Board of Directors upon the consummation of the transaction.

OUR STATUS AS AN EMERGING GROWTH COMPANY

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Therefore, we are eligible for certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include reduced disclosure obligations regarding executive compensation in proxy statements and no requirement to conduct “say-on-pay” votes.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following September 16, 2020, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

MATTERS TO BE VOTED UPON

Item 1. Appointment of Directors

Our Board currently consists of eight directors, each of whom is either an executive director or a non-executive director pursuant to applicable Dutch law. Four of our directors were designated to the Board pursuant to the Shareholder Agreement, dated as of March 10, 2017 (the “2017 Shareholder Agreement”), by and among Porto Holdco B.V., TPG Pace Sponsor, LLC (“Pace Sponsor”), HI Holdings Playa B.V. (“HI Holdings”), Cabana Investors B.V. and Playa Four Pack, L.L.C. (together, with Cabana Investors B.V., “Cabana”). Pursuant to the 2017 Shareholder Agreement, two of our directors were designated by Pace Sponsor, an affiliate of TPG Global, LLC (“TPG”), one of our directors was designated by Cabana, an affiliate of Farallon Capital Management, L.L.C. (“Farallon”), and one of our directors was designated by HI Holdings, an affiliate of Hyatt Hotels Corporation (“Hyatt”). In addition, one of our directors was designated to the Board, pursuant to the Shareholder Agreement dated as of May 31, 2018, among the Company, JSCD Trustees Services Limited (“JSCD”) and X Fund Properties Limited (“XFUND”), which is an affiliate of Jamziv Mobay Jamaica Portfolio Limited (“Jamziv”), the record holder of 20,000,000 of our Ordinary Shares (the “2018 Shareholder Agreement”).

Consistent with Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed at the AGM from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is represented in person or by proxy at the AGM, unless the nomination is overruled at the AGM by a resolution against the appointment of the candidate adopted by a simple majority of the votes cast, provided such majority represents more than half of the issued share capital. In such event, a new nomination will be made by the Board.

If appointed, each director will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death or the expiration of his or her term of office as described below. In accordance with the recommendation of the Company’s Nominating and Governance Committee, the Board has unanimously adopted resolutions to make the following binding nominations:

1.	The Board has nominated Bruce D. Wardinski to serve as an executive director for a term ending immediately after the annual general meeting of shareholders of the Company to be held in 2021; and

2.

The Board has nominated Charles Floyd, Richard B. Fried, Gloria Guevara, Hal Stanley Jones, Elizabeth Lieberman, Karl Peterson, and Christopher W. Zacca to serve as non-executive directors for a term ending immediately after the annual general meeting of shareholders of the Company to be held in 2021.

The Board recommends a vote “FOR” the appointment of each director.

Each of the proposed appointments is considered a separate voting item under Dutch law. Set forth below is information regarding each director nominee’s age, principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board that such person should serve as one of our directors. Ages are given as of the date of the AGM. Each nominee is currently on the Board and each has consented to act as a director of Playa if appointed at the AGM.

Bruce D. Wardinski, 60, has served as our Chairman and Chief Executive Officer since March 12, 2017. Mr. Wardinski previously served as our Predecessor’s Chief Executive Officer and a director of our Predecessor since August 2013 and previously served on the board of directors of our Predecessor’s prior parent. In 2006, Mr. Wardinski founded our Predecessor’s prior parent and served as its Chief Executive Officer and Chairman of its board of directors from May 2006 to August 2013. From June 2002 to December 2010, Mr. Wardinski served as Chief Executive Officer of Barceló Crestline and served as founding chairman of our Predecessor’s board of directors. From 1998 to 2002, Mr. Wardinski was Chairman, President and Chief Executive Officer of Crestline

Capital Corporation (NYSE: CLJ). Mr. Wardinski served as a member of the Executive Commission of Barceló Corporación Empresarial of Palma de Mallorca, Spain from 2004 to 2010. Mr. Wardinski was Senior Vice President and Treasurer of Host Marriott Corporation (NYSE: HMT), a hotel asset management company, from 1996 to 1998. Before this appointment, he served in various other capacities with Host Marriott and Marriott Corporation from 1987 to 1996. In 2003, Mr. Wardinski formed Highland Hospitality Corporation (NYSE: HIH), where he served as Chairman of its board of directors until the sale of the company in 2007. Prior to joining Host Marriott and Marriott Corporation, Mr. Wardinski worked for Price Waterhouse (now PricewaterhouseCoopers) in Washington D.C., and Goodyear International in Caracas, Venezuela. Mr. Wardinski graduated with honors from the University of Virginia with a Bachelor of Science in Commerce and from the Wharton School of Business at the University of Pennsylvania with an MBA in Finance. Mr. Wardinski was a founding member and currently serves as Chairman of the ServiceSource Foundation, a not-for-profit advocacy group representing people with disabilities. In addition, Mr. Wardinski serves on the boards of directors of DiamondRock Hospitality (NYSE: DRH), the George Mason University Foundation, Inc. and the Board of Advisors of the College of Business at James Madison University. Mr. Wardinski’s significant expertise in the lodging industry and his role as our Chief Executive Officer led us to conclude that he should serve on the Board.

Charles Floyd, 60, was designated by the binding nomination of HI Holdings pursuant to the 2017 Shareholder Agreement and has served as a non-executive director since May 10, 2018. Mr. Floyd previously served as a director of our Predecessor, from February 2016 through the consummation of our formation transactions. Mr. Floyd was appointed Executive Vice President, Global President of Operations of Hyatt in August 2014. In this role, Mr. Floyd is responsible for the successful operation of all Hyatt hotels globally. Mr. Floyd is also responsible for Hyatt’s global development including new management and franchise agreements. The Group Presidents for each of Hyatt’s three regions report to Mr. Floyd. Prior to his current role, Mr. Floyd was Executive Vice President, Group President-Global Operations Center at Hyatt. From January 2006 through September 2012, Mr. Floyd served as Hyatt’s Chief Operating Officer-North America. In that role he was responsible for management of Hyatt’s full-service hotels and resorts as well as the Hyatt Place and the Hyatt House brands in the United States, Canada, and the Caribbean. In addition, he oversaw Hyatt Residential Group, Inc. (formerly known as Hyatt Vacation Ownership, Inc.) and the Franchise Owner Relations Group, which supports both full service and select service and extended stay franchisees. He also oversaw various corporate functions for North America, including sales, human resources, product and design, rooms, food and beverage, and engineering. Since joining Hyatt in 1981, Mr. Floyd has served in a number of other senior positions, including Executive Vice President-North America Operations and Senior Vice President of Sales, as well as various managing director and general manager roles. Mr. Floyd also serves on the Board of Directors of Kohl’s Department Store. Mr. Floyd holds a Bachelor of Arts degree from Florida State University and an MBA from Kellogg School of Management at Northwestern University. Mr. Floyd’s extensive experience managing multiple operations within a large multinational hospitality corporation led us to conclude that he should serve on our Board.

Richard B. Fried, 52, was designated by the binding nomination of Cabana pursuant to the 2017 Shareholder Agreement and has served as a non-executive director since May 10, 2018. Previously he served as an interim director from December 31, 2017. Mr. Fried is a managing member and head of the real estate group at Farallon, an investment management company that he has been with since 1995. Before joining Farallon, he worked as a Vice President in the acquisitions department at Security Capital Industrial Trust, a real estate investment trust specializing in industrial properties. Mr. Fried also currently serves as a board member of Hudson Pacific Properties, Inc., a publicly traded real estate investment trust. In addition, Mr. Fried served from 2008 to 2013 as a board member of Playa Hotels & Resorts, S.L., a predecessor of the Company. Mr. Fried graduated cum laude with a B.S. in Economics and a B.A. in History from the University of Pennsylvania. Mr. Fried’s investment management experience led us to conclude that he should serve on the Board.

Gloria Guevara, 53, was designated by the binding nomination of Pace Sponsor pursuant to the 2017 Shareholder Agreement and has served as a non-executive director since May 10, 2018. Previously she served as an interim director from July 27, 2017. Ms. Guevara has more than 25 years of experience working in travel and tourism in both the private and public sectors. Since August 2017, Ms. Guevara has served as President and CEO of the World Travel and Tourism Council. Ms. Guevara served as Special Advisor on Government Affairs at the Harvard School of Public Health’s Center of Health and Environmental Health, where she advised governments on effective strategies to grow sustainable tourism, and is a member of the World Economic Forum Global Agenda Council taskforce for Travel and Tourism. She has also served since 2015 as a consultant at Guevara Manzo Corp. Previously, Ms. Guevara served from 2010 to 2012 as the Secretary of Tourism for Mexico, and the CEO of the Mexico Tourism Board, appointed by President Felipe Calderon. From 1995 to 2010, Ms. Guevara also worked for Sabre Travel Network and Sabre Holdings, including from 2005 to 2010 as CEO of Sabre Mexico, a joint venture between Aeromexico, Mexicana, and Sabre Holdings. Ms. Guevara’s experience as a proven and well-rounded executive with an international and multicultural perspective led us to conclude that she should serve on the Board.

Hal Stanley Jones, 67, has served as a non-executive director since March 12, 2017. Mr. Jones previously served as a director of our Predecessor since 2013. Mr. Jones served as Chief Financial Officer of Graham Holdings Company (NYSE: GHC), a diversified education and media company from 2013 until 2017. From 1989 until 2013, Mr. Jones worked in various capacities at The Washington Post Company (NYSE: WPO), an American daily newspaper, the most widely circulated newspaper published in Washington, D.C. From January 2009 to September 2013, he served as the Senior Vice President-Finance and Chief Financial Officer. From January 2008 to December 2009 he served as the President and Chief Executive Officer of Kaplan Professional, a subsidiary of The Washington Post Company. From 2003 to 2006 he served as the Chief Operating Officer of Kaplan International, a subsidiary of The Washington Post Company. Prior to joining The Washington Post Company, Mr. Jones worked for Price Waterhouse (now PricewaterhouseCoopers) from 1977 to 1988. In addition, Mr. Jones serves on the board of directors of CenturyLink, Inc. (NYSE: CTL), since December 2019, and Studio Theatre, a non-profit organization in Washington, D.C. Mr. Jones received a Bachelor of Arts in Political Science from the University of Washington and an MBA in Finance from the University of Chicago Graduate School of Business. Mr. Jones’ experience as the chief financial officer of a public company led us to conclude that he should serve on the Board.

Elizabeth Lieberman, 69, has served as a non-executive director since March 12, 2017. Ms. Lieberman was previously identified as a director nominee to our Predecessor’s board of directors and attended board meetings of our Predecessor from March 2015 through our formation transactions. From March 2015 to March 2017, Ms. Lieberman attended board meetings and received an annual cash retainer of $60,000 as if she were already appointed to our Predecessor’s board of directors. Ms. Lieberman has an extensive background in the hospitality industry, and served as Senior Vice President, Corporate Secretary and General Counsel of Crestline Hotels & Resorts, Inc. (“Crestline Hotels”) and Barceló Crestline from 2004 until retiring in 2006. She provided consulting services to Crestline Hotels during 2006 to 2008, and returned as Executive Vice President, Corporate Secretary and General Counsel in 2009 until her retirement in 2012. As General Counsel at Crestline Hotels, she provided a hands-on approach to executive leadership and legal oversight of corporate, finance, owner relations and hotel operations matters. Prior to her appointment as General Counsel in 2004, she served as Associate General Counsel for Crestline Hotels and Barceló from 2002 to 2004, and Crestline Capital Corporation from 1998 to 2002, prior to its acquisition by Barceló. Ms. Lieberman was an Assistant General Counsel at Host Marriott, heading up the law department’s asset management division, from 1995 until the spin-off of Crestline Capital Corporation by Host Marriott in 1998. Before joining Host Marriott, she served as attorney on the hotel acquisitions/development and hotel operations legal teams at Marriott Corporation (now Marriott International) from 1988 to 1995. Prior to joining Marriott, Ms. Lieberman worked at the Washington D.C. law firm of Cleary Gottlieb Steen & Hamilton from 1985 to 1988. Ms. Lieberman earned a B.S. degree in Sociology from Nebraska Wesleyan University in Lincoln, Nebraska, and a J.D. from The Catholic University of America, Columbus School of Law in Washington, D.C. She is a member of the Washington, D.C. Bar Association. Ms. Lieberman’s experience as general counsel in the lodging industry led us to conclude that she should serve on the Board.

Karl Peterson, 49, was designated by the binding nomination of Pace Sponsor pursuant to the 2017 Shareholder Agreement and has served as a non-executive director since March 12, 2017. Mr. Peterson served as the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of Porto Holdco B.V. from January 2017 until consummation of our formation transactions and as President and CEO of Pace since its inception. Mr. Peterson is a Senior Partner of TPG and is the Managing Partner of TPG Pace Group, TPG’s effort to sponsor SPACs and other permanent capital solutions for companies. Since rejoining TPG in 2004, Mr. Peterson has led investments for the firm in technology, media, financial services and travel sectors and oversaw TPG’s European operations from 2010 until 2017. Prior to 2004, he was a co-founder and the president and chief executive officer of Hotwire.com. He led the business from its launch through its sale to InterActiveCorp in 2003. Before Hotwire, Mr. Peterson was a principal at TPG in San Francisco, and from 1992 to 1995 he was a financial analyst at Goldman, Sachs & Co. Mr. Peterson currently serves on the board of Sabre Corporation and TPG Pace Holdings. Mr. Peterson also served on the board of Caesars Acquisition Company from 2013 to 2017, Caesars Entertainment Corporation from 2008 to 2013 and Norwegian Cruise Line Holdings Ltd. from 2008 to 2016. Mr. Peterson is a graduate of the University of Notre Dame, where he earned a Bachelor’s of Business Administration Degree with High Honors. Mr. Peterson’s significant investment and financial expertise led us to conclude that he should serve on the Board.

Christopher W. Zacca, 60, was designated by the binding nomination of Sagicor pursuant to the 2018 Shareholder Agreement and has served as a non-executive director since June 1, 2018. Mr. Zacca has served as the President and CEO of the Sagicor group since May 2017. The Sagicor group is the leading provider of life and health insurance, pension and annuities products in Jamaica and the owner of one of the largest Commercial Banks in Jamaica. Through funds the Sagicor group manages, it is also the largest owner of commercial property and one of Jamaica’s major hotel owners. From 2012 until joining the Sagicor group, Mr. Zacca was self-employed as a private investor. In addition, he was elected and served as the President of The Private Sector Organisation of Jamaica (“PSOJ”) from June 2012 until December 2014. He had previously served as President of the PSOJ from December 2006 until June 2009. In addition, Mr. Zacca held the position of Special Advisor to the Prime Minister of Jamaica from September 2009 until December 2011. Among his key areas of responsibility were advising the Prime Minister on a range of policy issues including the economy, business, and energy. He has also served a variety of roles in the private sector during his career, including as a director of Sandals Resorts from 1997 until 2009, and Deputy Chairman and CEO of Air Jamaica Limited from 1998 until 2004. He has received the National Honour of the Order of Distinction in the rank of Commander from the Governor General of Jamaica for “invaluable contribution to the Private and Public Sectors.” Mr. Zacca has a Bachelor’s of Science degree from the Massachusetts Institute of Technology and a Master’s in Business Administration from the University of Florida. Mr. Zacca’s wealth of business and management expertise in both the public and private sectors led us to conclude that he should serve on the Board.

Director Qualifications

The Nominating and Governance Committee of our Board has prepared policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the Board; such policies are posted on our website, www.investors.playaresorts.com. Generally, the Nominating and Governance Committee considers the entirety of each candidate’s qualifications and credentials. At a minimum, all candidates for director must possess: high personal and professional ethics and integrity; ability to exercise sound judgment; ability to make independent analytical inquiries; an ability and willingness to devote sufficient time and resources to diligently perform Board duties; appropriate and relevant business experience and acumen; and a reputation consistent with the image and reputation of the Company. The Nominating and Governance Committee considers candidates submitted by shareholders using substantially the same criteria it applies to recommendations from the Nominating and Governance Committee. In addition, pursuant to our Board rules a majority of the members of the Board must meet the criteria for independence under (i) the NASDAQ listing rules, as in effect from time to time and as interpreted by our Board in its business judgment, and (ii) the DCGC, to the extent reasonably practicable.

The above-mentioned attributes, along with the leadership skills and other experiences of our officers and our Board members described above, are expected to provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of shareholder value appreciation through organic and acquisition growth and to promote the interests of our other stakeholders.

The Board recommends that shareholders vote “FOR” the appointment of Bruce D. Wardinski as executive director and each of the other nominees discussed above as non-executive directors, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Adoption of Annual Accounts

At the AGM, as required under Dutch law and the Company’s Articles of Association, our shareholders will be asked to adopt the Annual Accounts. The Annual Accounts have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union on a consolidated basis and prepared under Dutch GAAP on a standalone basis. The Annual Accounts do not represent consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2019 that were prepared in accordance with U.S. generally accepted accounting principles. Companies domiciled in the United States are not generally required to obtain shareholder adoption of annual accounts.

As required under Dutch law, our shareholders will be asked to adopt the Annual Accounts.

A copy of the Annual Accounts is available free of charge under the “Other Documents” section of our website at www.investors.playaresorts.com and at our registered office in the Netherlands at Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to adopt the Annual Accounts. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020

The Audit Committee recommended, and the Board has approved Deloitte as the Company’s independent registered public accounting firm to audit the Company’s U.S. GAAP consolidated financial statements for the fiscal year ending December 31, 2020. In addition, the Board has directed that management submit the selection of Deloitte as the independent registered public accounting firm for ratification by the shareholders at the AGM. Please see the section entitled “Audit Committee Matters” for the aggregate fees for professional services rendered by Deloitte for the Company and our subsidiaries for the years ended December 31, 2019 and 2018.

Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by Playa’s Articles of Association or otherwise. However, if shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. No representatives of Deloitte are expected to be present at the AGM, but will be available if needed to respond to appropriate questions.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 4. Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020

Pursuant to Dutch law, the AGM is authorized to appoint an auditor to audit the Company’s Dutch Statutory Annual Accounts. Based on the recommendation of the Audit Committee, the Board proposes to the AGM that Deloitte Accountants B.V. be instructed to serve as the auditor who will audit our Dutch Statutory Annual Accounts as required by Dutch law for the year ending December 31, 2020. No representatives of Deloitte Accountants B.V. are expected to be present at the AGM, but will be available telephonically if needed to respond to appropriate questions.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required for the instruction to Deloitte Accountants B.V. for the audit of the Company’s Statutory Annual Accounts for the fiscal year ending December 31, 2020. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. Discharge of our directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2019

At the AGM our shareholders will also be asked to grant a discharge to the directors of the Company from their liability with respect to the performance of their duties as director of the Company during 2019. The scope of the discharge extends to the facts that are apparent from the Annual Accounts or Annual Reports, and facts that are otherwise known to the general meeting of shareholders.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to grant the discharge to the directors. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the granting of discharge from liability to the directors, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company

At the AGM our shareholders will also be asked to authorize the Board to perform, on the Company’s behalf, acquisitions of fully-paid up shares, or depository receipts for shares, in the capital of the Company for a period of 18 months following the date of the AGM by any means, including through derivative products, private purchases, block trades, purchases on a stock exchange, or otherwise, for a price per share between EUR 0.01 and 115% of the average market price of the shares on the NASDAQ (such average market price being calculated on the basis of (a) the average closing price on each of the five consecutive trading days preceding the three trading days prior to the date the acquisition was agreed upon or the trading order for such acquisition was given or (b) if it concerns an acquisition through a tender offer, the average closing price on each of the five consecutive trading days preceding the date that such tender offer commences), up to 20% of the shares comprised in the Company’s issued share capital at close of business on the date of the AGM. This authorization, if given, will supersede and replace the Board’s existing repurchase authorization granted by shareholders on May 16, 2019.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to grant the aforementioned authorization. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Company’s Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the number of votes cast.

The Board recommends that shareholders vote “FOR” the authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company.

Item 7. Amendment to our Articles of Association to remove the ability to issue bearer shares

At the AGM, our shareholders will be asked to resolve upon an amendment to our Articles of Association. This amendment (the “Amendment”) will eliminate the possibility to issue shares in bearer form in order to comply with legislation that recently came into effect in the Netherlands. This technical change will only affect the contents of Article 5 of the current Articles of Association. Following the Amendment, we will only be able to issue shares in registered form (and all of our shares currently outstanding are registered shares). A copy of the deed of amendment reflecting the Amendment is attached to this proxy statement as Annex A and is also available on our website at www.playaresorts.com.

By passing this resolution, we and our Dutch legal counsel NautaDutilh N.V. (as well as the civil law notaries, candidate civil law notaries and lawyers working with NautaDutilh N.V.) will be authorized to implement the Amendment.

The affirmative vote of a simple majority of the valid votes cast at the AGM is required to approve the Amendment. In addition, a quorum of at least one-third of the issued and outstanding share capital is required for the adoption of this proposal. Under Dutch law and the Articles of Association, shares abstaining from voting will not count as votes cast at the AGM, but will count as shares present. Broker non-votes will not count as shares present at the AGM or for the purpose of determining the numbers of votes cast.

The Board recommends that shareholders vote “FOR” the amendment to our Articles of Association as described above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

AUDIT COMMITTEE MATTERS

Policy for Pre-Approval of Audit and Permitted Non-Audit Services

Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered certified public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered certified public accounting firm in 2019 and 2018.

Auditor Fees and Services

Aggregate fees for professional services rendered by our independent registered public accounting firm, Deloitte, for the Company and our subsidiaries for the years ended December 31, 2019 and 2018 are as follows:

	Total Fees Year Ended December 31,
	2019	2018
Audit fees	$4,171	$3,914
Tax fees	147	367
Other non-audit services	—	254

Total	$4,318	$4,535

Audit fees represent Deloitte professional services fees for the audit of the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018, respectively, included in our Annual Reports on Form 10-K, as well as for the review of quarterly financial statements, accounting consultation and other attestation services that are typically performed by the independent registered public accountant, and services that are provided by Deloitte in connection with statutory and regulatory filings.

Tax fees for the years ended December 31, 2019 and 2018 represent fees for the preparation of our international tax returns and other tax services.

Other non-audit services for the year ended December 31, 2018 represent professional services fees for due diligence related to the acquisition of the Sagicor Assets and other miscellaneous consulting fees. There were no other non-audit services performed for the year ended December 31, 2019.

Our Audit Committee has considered and determined that the services provided by Deloitte are compatible with maintaining Deloitte’s independence.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act except to the extent the Company specifically incorporates this Report by reference therein.

Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with United States generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Deloitte & Touche, LLP, the Company’s independent registered public accounting firm for 2019, to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with Deloitte & Touche, LLP matters relating to its independence and has received from Deloitte & Touche, LLP the written disclosures and letter required by the applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence. The Company currently qualifies as an emerging growth company as defined in the JOBS Act. For as long as the Company remains an emerging growth company, it is not required to provide an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent registered public accounting firm and management, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, for filing with the SEC.

Submitted by:

Hal Stanley Jones, chairperson

Elizabeth Lieberman

Christopher Zacca

Gloria Guevara

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

Our corporate governance has been structured in a manner intended to closely align our interests with those of our stakeholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered and each of our directors is elected for a term of one year following a binding nomination of our Board;

•

our Board determined that of the eight persons nominated to serve on our Board, seven, or 88%, are independent for purposes of the NASDAQ’s corporate governance listing standards, and five of the seven, or 71%, of our non-executive directors also qualify as independent under the DCGC;

•	the chairman of our Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC;

•	we do not have a poison pill;

•

directors are elected by the general meeting upon a binding nomination of our Board, following the recommendation of our Board’s Nominating and Governance Committee and subject to the rights to designate directors for appointment granted to Pace Sponsor, HI Holdings and Cabana pursuant to the 2017 Shareholder Agreement and Sagicor pursuant to the 2018 Shareholder Agreement; our general meeting may overrule such binding nomination by a resolution adopted by at least a majority of the votes cast, if such votes represent more than 50% of our issued share capital, following which, our Board will offer a new binding nomination of a director to be elected to our Board;

•

our Articles of Association and Dutch law provide that resolutions of our Board concerning a material change in our identity, character or business are subject to the approval of the general meeting; and

•

certain actions can only be taken by our general meeting, with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board, including an amendment of our Articles of Association, the issuance of shares or the granting of rights to subscribe for shares, the limitation or exclusion of preemptive rights, the reduction of our issued share capital, payments of dividends on our shares, the application for bankruptcy and a merger or demerger of us.

Our Board

We have a single-tier board that currently consists of eight directors: one executive director and seven non-executive directors. Each member of our Board was elected to serve for a term of one year following his or her appointment. Our Board may perform all acts necessary or useful for achieving our corporate purposes, other than those acts that are prohibited by law or by our Articles of Association, as more fully discussed below, or which would violate general principles of reasonableness and fairness. The Board as a whole, the Chief Executive Officer and, if more than one executive director has been appointed, each executive director individually, is authorized to represent us in dealings with third parties.

In March 2020, the Board was restructured to reduce the size of the Board from twelve directors to eight, in an effort to realign the size of the Board to an appropriate level given the Company’s size and needs and to improve efficiencies in the Board’s operations. In connection with the restructuring, our former directors Daniel J. Hirsch, Peter Melhado, Thomas Klein and Arturo Sarukhan resigned from the Board effective March 31, 2020. Mr. Melhado had succeeded former director Richard Byles, who resigned from the Board on June 30, 2019.

Director Independence

NASDAQ listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

All of our directors who served during 2019 and all of our director nominees are independent pursuant to the rules of the NASDAQ except Mr. Wardinski, our Chairman and Chief Executive Officer. In order to make these determinations, the following relationships have been disclosed to our Board:

•

With respect to Ms. Lieberman and Mr. Sarukhan, the consulting services provided by each of them to our Predecessor, including attending our Predecessor’s board meetings and providing board-level advice to our Predecessor as if they were already appointed to our Predecessor’s board of directors, from 2015 through the date of the Pace Business Combination, for which they each received a $60,000 annual cash retainer and reimbursement of other expenses. Following their appointment to the Board, Ms. Lieberman and Mr. Sarukhan only receive compensation from us for serving as directors.

•

With respect to Mr. Hirsch and Mr. Fried, that (i) Mr. Hirsch and Mr. Fried were appointed to our Board by the general meeting in accordance with the designation rights of Cabana pursuant to the 2017 Shareholder Agreement, and (ii) each is required to resign from our Board upon request by Cabana.

•

With respect to Mr. Hirsch, that he may be entitled to receive from Cabana payments or profit allocations in respect of certain investments made by Cabana, including Cabana’s investment in our Ordinary Shares.

•

With respect to Mr. Fried, that he may be entitled to receive a portion of (i) any profit allocation earned by an affiliate of Cabana based on an increase in the value of Cabana’s investment portfolio (which portfolio includes, among other assets, Cabana’s investment in our Ordinary Shares) and (ii) any management fee earned by an affiliate of Cabana for managing Cabana’s investment portfolio.

•

With respect to Mr. Floyd, that (i) he was designated for appointment to our Board by the general meeting in accordance with the designation rights of HI Holdings pursuant to the 2017 Shareholder Agreement, and (ii) is required to resign from the Board upon request by HI Holdings.

•

With respect to Ms. Guevara, Mr. Klein and Mr. Peterson, that (i) Mr. Klein, Mr. Peterson and Ms. Guevara were appointed to our Board by the general meeting in accordance with the designation rights of Pace Sponsor pursuant to the 2017 Shareholder Agreement, and (ii) each is required to resign from our Board upon request by Pace Sponsor.

•

With respect to Mr. Zacca, Mr. Byles and Mr. Melhado, that (i) Mr. Zacca and Mr. Byles were appointed to our Board by the general meeting in accordance with the designation rights of Sagicor pursuant to the 2018 Shareholder Agreement, (ii) that Mr. Melhado was appointed to our Board to serve as an interim non-executive director in accordance with the designation rights of Sagicor pursuant to the 2018 Shareholder Agreement (succeeding Mr. Byles), and (iii) each would be required to resign from our Board upon request by Sagicor.

There are no family relationships among our executive officers and directors.

Mr. Floyd, Ms. Guevara, Mr. Hirsch, Mr. Jones, Mr. Klein, Ms. Lieberman, Mr. Peterson and Mr. Sarukhan also each qualify (or qualified, as applicable) as “independent” under the DCGC. Only two of our seven non-executive directors do not qualify as “independent” under the DCGC.

Our directors will stay informed about our business by attending meetings of our Board and their respective committees and through supplemental reports and communications. Our non-executive directors, to the extent independent under NASDAQ rules, will meet regularly in executive sessions without the presence of our executive officers or directors that are not independent under NASDAQ rules.

Our Board Designations

The general meeting of shareholders appoints the directors of our Board. The general meeting can only appoint a director upon a binding nomination by our Board. The general meeting may at any time resolve to render such nomination to be non-binding by a majority of votes cast representing more than half of the issued share capital. If a nomination is rendered non-binding, a new nomination shall be made by our Board. If the nomination comprises one candidate for a vacancy, a resolution concerning the nomination shall result in the appointment of the candidate, unless the nomination is rendered non-binding. A second meeting pursuant to section 2:120 (3) of the Dutch Civil Code cannot be convened. A resolution to appoint a director can only be approved in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting shall determine whether that person is appointed as executive director or as non-executive director.

Each of our directors was appointed by the general meeting for a term that will expire at the end of the AGM and each director will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death or the expiration of his or her term of office.

Under Dutch law, the person chairing the meetings of our Board (the chairman by law) is required to be a non-executive director. This person is currently Ms. Lieberman, who is also our Lead Independent Director. The non-executive directors supervise the executive directors and our Board as a whole, and provide guidance to individual directors and to our Board as a whole. Each director owes a duty to us to properly perform the duties of our Board as a whole and the duties assigned to such director, and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all stakeholders, such as shareholders, creditors, employees, guests and suppliers.

Our Board Powers and Function

Our Board is charged with the management of the Company, subject to the restrictions contained in our Articles of Association and our Board Rules. The executive directors are responsible for operational management of the Company and the business enterprise connected therewith, as well as with the implementation of the decisions taken by our Board. The non-executive directors have no day-to-day management responsibility but supervise the policy and the fulfillment of duties of the executive directors and the general affairs of the Company. Additionally, the directors have a collective responsibility towards the Company for the duties of our Board as a whole. In performing their duties, the directors shall be guided by the interests of the Company and our business and, in this respect, the directors shall take the interests of all of our stakeholders into proper consideration. Directors shall have access to management and, as necessary and appropriate, our independent advisors. The executive directors will timely provide the non-executive directors with any such information as may be necessary for the non-executive directors to perform their duties.

Our Board will represent the Company. We may also be represented by the Chief Executive Officer, in his capacity as executive director, and, where more than one executive director has been appointed, by each executive director individually.

Our Board Meetings and Decision Making

Each director may cast one vote on all matters presented to our Board and those committees on which he or she serves for approval. Resolutions of our Board and resolutions of the group of non-executive directors shall be passed, irrespective of whether this occurs at a meeting or otherwise, by majority unless our Board Rules provide differently. Where there is a tie in any vote of our Board, no resolution shall have been passed. Meetings of our Board can be held through audio-communication facilities, unless a director objects thereto. Resolutions of our Board may, instead of at a meeting, be passed in writing, provided that all directors are familiar with the resolution to be passed and none of them objects to this decision-making process.

During 2019, our Board held five meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which such director served, during 2019. Our Board Rules provide that all directors are expected to attend all Board meetings. We do not have a formal policy regarding director attendance at the AGM.

2017 Shareholder Agreement

On March 10, 2017 and effective upon the closing of our formation transactions, the Company, Pace Sponsor, HI Holdings, Playa Four Pack, LLC and Cabana, entered into the 2017 Shareholder Agreement.

Under the 2017 Shareholder Agreement, Pace Sponsor, HI Holdings and Cabana have certain rights to designate directors to the Company’s Board as follows:

•

Pace Directors: Pace Sponsor will have the right to designate (i) three directors to the Board for as long as Pace Sponsor holds more than 7,500,000 of our shares, (ii) two directors to the Board for as long as Pace Sponsor holds 7,500,000 or fewer but more than 5,625,000 of our shares, and (iii) one director to the Board for as long as Pace Sponsor holds 5,625,000 or fewer but more than 3,750,000 of our shares.

•	Hyatt Director: HI Holdings will have the right to designate one director to the Board for as long as HI Holdings holds more than 7,500,000 of our shares.

•

Cabana Directors: Cabana will have the right to designate (i) two directors to the Board for so long as Cabana holds more than 15,000,000 of our shares and (ii) one director to the Board for so long as Cabana holds 15,000,000 or fewer but more than 7,500,000 of our shares.

In connection with the restructuring of the Board in March 2020 to reduce the size of the Board from twelve directors to eight, Pace Sponsor and Cabana each provided written notice to the Company that they waived their right to designate one of their allotted directors under the 2017 Shareholder Agreement for appointment to the Board at the AGM.

2018 Shareholder Agreement

In connection with our acquisition of the Sagicor Assets, we entered into the 2018 Shareholder Agreement with JSCD and XFUND, which is an affiliate of Jamziv, the record holder of 20,000,000 of our Ordinary Shares. Pursuant to the 2018 Shareholder Agreement, JSCD and XFUND have the collective right to designate (i) two directors to the Board for as long as Jamziv and its permitted holders hold more than 18,000,000 of our shares and (ii) one director to the Board for as long as Jamziv and its permitted holders hold 18,000,000 or fewer but more than 10,000,000 of our shares.

In connection with the restructuring of the Board in March 2020 to reduce the size of the Board from twelve directors to eight, JSCD and XFUND provided notice to the Company that they waived their right to designate one of their allotted directors under the 2018 Shareholder Agreement for appointment to the Board at the AGM.

Our Board Conflicts of Interest

A director will not be permitted to participate in the discussions and the decision-making process on a subject or transaction in relation to which he or she has a direct or indirect personal interest which conflicts with the interest of us and of the business connected with it. If all directors have a conflict of interest as described in the previous sentence and as a result thereof, no resolution can be passed by our Board, the resolution may nevertheless be passed by our Board as if none of the directors has a conflict of interests as described in the previous sentence.

Executive directors will be prohibited from participating in the decision-making process with respect to the determination of their remuneration and the remuneration of other executive directors.

Under the DCGC, each director is required to immediately report any actual or potential conflict of interest which is of material significance to us and/or to such director to the Lead Independent Director and the Audit Committee and shall provide all information relevant to such potential conflict of interest. If the Lead Independent Director has an actual or potential conflict of interest, the director shall immediately report this to the vice chairman of our Board and the Audit Committee. Our Board shall decide, without the director concerned being present, whether there is a conflict of interest. Transactions in which there is a conflict of interest shall be performed and disclosed in accordance with applicable law, the NASDAQ listing rules and the DCGC.

Except as otherwise agreed in writing by us and Hyatt, neither Playa nor Hyatt shall have any duty to refrain from engaging, directly or indirectly, in the same or similar activities or lines of business as the other; provided that Hyatt may not pursue a corporate opportunity if the opportunity was discovered, directly or indirectly, through the use of Playa’s property or information, or was offered to a Hyatt-affiliated director expressly in his or her capacity as a director of Playa (although Hyatt may pursue such opportunity if it is discovered through other means, whether before or after its discovery through the use of Playa’s property or information or offered to a Hyatt-affiliated director, provided that in pursuing such opportunity no confidential Playa information is used and there is no breach of the confidentiality provisions of the Board Rules). If a director affiliated with Hyatt has an actual or potential conflict of interest due to his or her position as a director and his or her relationship with Hyatt, such director is required to immediately report such conflict of interest as described above.

Director Liability

Pursuant to Dutch law, members of our Board may be liable to us for damages in the event of improper or negligent performance of their duties. They may also be liable for damages to third parties on the basis of tort, to the tax authorities in case of default on tax and social security payments, and in the event of bankruptcy as a consequence of improper performance of their duties. In certain circumstances, members of our Board may also incur criminal liabilities. The members of our Board and certain executive officers are insured at our expense against damages resulting from their conduct when acting in the capacities as such directors, members or officers, which insurance may also provide any such person with funds to meet expenditures incurred or to be incurred in defending any proceedings against him or her and to take any action to enable such expenses not to be incurred. Also, we provide the current and former members of our Board with protection through indemnification under our Articles of Association, to the extent permitted by law, against risks of claims and actions against them arising out of their exercise of their duties, or any other duties performed at our request. In addition, we entered into indemnification agreements with its directors and executive officers.

Director Suspension and Removal

The general meeting of our shareholders will at all times have the power to suspend or remove a director by a resolution adopted by at least a majority of the votes cast at a general meeting of our shareholders, representing at least a majority of issued share capital, unless the proposal is at the proposal of our Board, in which case a majority of the votes cast is required. An executive director may also be suspended by our Board. A suspension will expire at the end of a three-month period if no resolution has been adopted either to lift the suspension or to remove the relevant director.

Board Committees

Our Board has established three standing committees: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating & Governance Committee, all of which are comprised solely of independent directors under the NASDAQ rules as well as a majority of independent directors under the DCGC. In addition, pursuant to the terms of our 2017 Shareholder Agreement, our Board established the Capital Allocation Committee, consisting of a majority of independent directors under the NASDAQ rules. The principal functions of each standing committee are briefly described below. Our Board may from time to time establish other committees to facilitate our governance.

Audit Committee

Our Audit Committee consists of Mr. Jones (chairperson), Ms. Lieberman, Ms. Guevara and Mr. Zacca. The chairperson of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations, based on among other things, his employment experience in finance and accounting, including his years as chief financial officer of a public company and as an accountant at a major accounting firm, as well as a “financial expert” as set forth in the DCGC. Each of the Audit Committee members is “financially literate” as that term is defined by the NASDAQ corporate governance listing standards. Our Board adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including overseeing:

•	the review of all related party transactions in accordance with our related party transactions policy;

•	our accounting and financial reporting processes and discussing these with management;

•	the integrity and audits of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•

our compliance with financial, legal and regulatory requirements related to our financial statements and other public disclosures, our compliance with its policies related thereto, and our policy in respect of tax planning;

•

the engagement and retention of the registered independent public accounting firm and the recommendation to our general meeting of the appointment of an external auditor to audit the Dutch statutory board report, including our annual accounts, and the evaluation of the qualifications, independence and performance of the independent public accounting firm, including the provision of non-audit services;

•	the application of information and communication technology;

•	the role and performance of our internal audit function;

•	our overall risk profile; and

•	attending to such other matters as are specifically delegated to the Audit Committee by our Board from time to time.

The Audit Committee is also responsible for selecting an independent registered public accounting firm to be appointed by our general meeting (or, if not appointed by our general meeting, by our Board), reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our proxy statement. The Audit Committee held eight meetings during 2019.

Compensation Committee

Our Compensation Committee currently consists of Mr. Floyd (chairperson), Mr. Jones and Mr. Peterson. The Compensation Committee assists our Board in reviewing and approving or recommending our compensation structure, including all forms of compensation relating to our directors and executive officers. An executive director will not be present at any Compensation Committee meeting while his or her compensation is deliberated. Subject to and in accordance with the terms of the compensation policy to be adopted by our General Meeting from time to time and in accordance with Dutch law, the Compensation Committee is responsible for, among other things:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chairman and Chief Executive Officer’s compensation, evaluating our Chairman and Chief Executive Officer’s performance in light of such goals and objectives and recommending the compensation, including equity compensation, change in control benefits and severance arrangements, of our Chairman and Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation, including equity compensation, change in control benefits and severance arrangements, of our other executive officers and overseeing their performance;

•	reviewing and making recommendations to our Board with respect to the compensation of our directors;

•	reviewing and making recommendations to our Board with respect to its executive compensation policies and plans;

•	implementing and administering our incentive and equity-based compensation plans;

•	determining the number of shares underlying, and the terms of, restricted share awards and options to be granted to our directors, executive officers and other employees pursuant to these plans;

•	assisting management in complying with our proxy statement and management report disclosure requirements;

•	producing a Compensation Committee report to be included in our annual proxy statement;

•	assisting our Board in producing the compensation report to be included in our management report publicly filed in the Netherlands and to be posted on our website; and

•	attending to such other matters as are specifically delegated to our Compensation Committee by our Board from time to time.

Our Board adopted a Compensation Committee charter, which details these principal functions of the Compensation Committee. The Compensation Committee held three meetings during 2019.

Compensation Consultant

For 2019, the Company’s management engaged AETHOS Consulting Group, a nationally recognized consulting firm, to provide independent research, evaluation and advice related to our compensation policies for our directors and executive officers and provide recommendations regarding various compensation decisions to be made by the Compensation Committee. The Compensation Committee takes these recommendations into account in making determinations regarding the compensation of our directors and executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Mr. Floyd (chairperson), Mr. Jones and Mr. Peterson. No member of the Compensation Committee is a current, or during 2019 was, a former, officer or employee of ours, our Predecessor or any of its subsidiaries. In 2019, none of our or our Predecessor’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of us or our Predecessor.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Ms. Lieberman (chairperson), Mr. Fried and Mr. Zacca. The Nominating and Governance Committee assists our Board in selecting individuals qualified to become our directors and in determining the composition of our Board and its committees. Our Board adopted a Nominating and Governance Committee charter, which details the principal functions of the Nominating and Governance Committee, including:

•	identifying, recruiting and recommending to the full Board qualified candidates for designation as directors or to fill our Board vacancies at our general meeting;

•

developing and recommending to our Board corporate governance guidelines as set forth in the rules of our Board, including the Nominating and Governance Committee’s selection criteria for director nominees, and implementing and monitoring such guidelines;

•	overseeing our Board’s compliance with legal and regulatory requirements;

•	reviewing and making recommendations on matters involving the general operation of our Board, including board size and composition, and committee composition and structure;

•	recommending to our Board nominees for each committee of our Board;

•

annually facilitating the assessment of our Board’s performance as a whole and of the individual directors, and the performance of our Board’s committees as required by applicable law, regulations and the NASDAQ corporate governance listing standards; and

•	overseeing our Board’s evaluation of executive officers.

The Nominating and Governance Committee held three meetings during 2019.

Capital Allocation Committee

Our Capital Allocation Committee was created pursuant to the terms of the 2017 Shareholder Agreement, and currently consists of Mr. Peterson (chairperson), Mr. Fried, Mr. Zacca and Mr. Wardinski. Pursuant to the 2017 Shareholder Agreement, as long as Pace Sponsor has the right to designate a director, upon the resignation, removal or death of a Pace Director from the Capital Allocation Committee, a Pace Director will fill the committee vacancy. Pursuant to the 2017 Shareholder Agreement, as long as Cabana has the right to designate a director, upon the resignation removal or death of a Cabana designated director from the Capital Allocation Committee, a Cabana designated director will fill the committee vacancy. Our Capital Allocation Committee assists our Board in fulfilling its oversight responsibilities of the financial management of us, as well as any other duties delegated by the Board. Our Board adopted a Capital Allocation Committee charter, which details the principal functions of the Capital Allocation Committee, including the following duties:

•	review of capital expenditures, investments, business acquisitions or divestitures with a value, individually, in excess of 5% of the total assets of us and our subsidiaries on a consolidated basis;

•

recommend to our Board, as appropriate, whether or not to approve any of the expenditures, investments, business acquisitions or divestitures it reviewed pursuant to the authority (provided, that the Board may not approve any such expenditure, investment, business acquisition or divestiture unless the Capital Allocation Committee has recommended such action); and

•	recommend that our Board request management to perform post-audits of major capital expenditures and business acquisitions or divestitures, and review the results of such audits.

The Capital Allocation Committee did not meet during 2019.

Code of Business Conduct and Ethics

The Board has adopted codes of business conduct and ethics that apply to its executive officers, directors and employees and agents. Among other matters, the codes of business conduct and ethics are designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Only our Nominating and Governance Committee will be able to grant (subject to applicable law) any waiver of our code of business conduct and ethics for our executive officers or directors, and any such waiver shall be promptly disclosed as required by law or NASDAQ regulations by posting such information on our website rather than by filing a Form 8-K. Our code of business conduct and ethics includes a whistleblower policy as contemplated by the DCGC and applicable SEC rules. Our code of business conduct and ethics is available on our website at www.investors.playaresorts.com.

Risk Oversight

The Board plays an important role in the risk oversight of the Company. The Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. In particular, the Board of Directors administers its risk oversight function through:

•

the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that we face, including, among others, market and other economic conditions, resort operations, potential expansion and growth opportunities, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against us and various other matters relating to our business;

•	the review and assessment of risk relative to insurance coverage for our operating activities and financial investments;

•	required approval by the Capital Allocation Committee of certain capital expenditures, investments, business acquisitions or divestitures and other decisions;

•	direct oversight of specific areas of our business by the Audit Committee, Compensation Committee and Nominating and Governance Committee; and

•	periodic reports from our auditors and other outside consultants regarding various areas of potential risk, including, among others, our internal control over financial reporting.

The Board of Directors also relies on management to bring significant matters impacting the Company to its attention.

Social and Environmental Commitment

In the first quarter of 2020, we established a management committee tasked with overseeing our strategies regarding the Company’s social impact and environmental sustainability. Our Environment, Social and Governance (ESG) Committee was established with the goal of increasing our accountability, sharpening our focus, and maximizing our efforts with respect to our impact on our communities and the lives of our stakeholders. Although Playa has long been a champion of social awareness and environmental sustainability, our previous efforts were largely regional in nature. The ESG Committee was established to help unify our efforts and have a greater impact as a result. In addition, the ESG Committee will help to measure our progress on Playa’s ESG initiatives and priorities, adding an element of accountability, which should also increase our effectiveness. The ESG Committee is staffed by employees comprising various levels of management across our business lines.

DIRECTOR COMPENSATION

Each of our non-executive directors receive an annual grant of ordinary shares with a value of $75,000, which vest immediately, and an annual cash retainer of $60,000, payable quarterly, for services as a director. The Lead Independent Director receives an additional annual cash retainer of $20,000, the chairs of the Audit Committee and Compensation Committee each receives an additional annual cash retainer of $15,000 and the chair of the Nominating and Governance Committee receives an additional annual cash retainer of $7,500, in each case, payable quarterly. Each non-executive director is entitled to elect to receive his or her annual cash retainer in the form of Ordinary Shares at their value on the grant date. Directors who are our employees or are employees of our subsidiaries will not receive compensation for their services as directors. All of our directors will be reimbursed for their out-of-pocket expenses incurred in connection with the performance of our Board duties. To encourage our directors to experience our properties as guests, they receive discounts for personal visits to our resorts.

As part of regular review of the annual non-executive director compensation program, the Board approved, with input from its independent outside compensation consultant, the following adjustments for 2020 in order to better align the non-executive directors’ compensation with the Company’s peers and the market: an increase in the non-executive directors’ cash retainer amount from $60,000 to $70,000; an increase in the Lead Independent Director’s additional cash retainer from $20,000 to $25,000; an increase in the amount of the Audit and Compensation Committee chair retainers from $15,000 to $20,000; and an increase in the Nominating and Governance Committee chair retainer from $7,500 to $10,000. The Board also approved a one-year vesting requirement for the annual equity award, subject to the non-executive director’s continued service on the vesting date. Members of Board committees will continue to receive no additional retainer.

The following table sets forth the compensation paid in 2019 to our non-executive directors for their service to us as directors. Mr. Wardinski did not and does not receive any compensation for his service as a director.

Summary of Non-Executive Director 2019 Compensation
Name	Fees Earned or Paid in Cash	Share Awards(1)	Other	Total
Richard O. Byles(2)	$30,000	$75,003	$—	$105,003
Charles Floyd(3)	$—	$—	$—	$—
Richard B. Fried	$60,000	$75,003	$—	$135,003
Gloria Guevara	$60,000	$75,003	$—	$135,003
Daniel J. Hirsch(4)	$75,000	$75,003	$—	$150,003
Hal Stanley Jones	$75,000	$75,003	$—	$150,003
Thomas Klein(4)	$67,500	$75,003	$—	$142,503
Elizabeth Lieberman	$80,000	$75,003	$—	$155,003
Peter Melhado(5)	$15,000	$—	$—	$15,000
Karl Peterson(3)	$—	$—	$—	$—
Arturo Sarukhan(4)	$60,000	$75,003	$—	$135,003
Christopher W. Zacca	$60,000	$75,003	$—	$135,003

(1)	Represents the grant-date fair value of the ordinary shares granted to our non-executive directors, based on the closing price of our ordinary shares of $6.99 on the grant date of January 2, 2019.
(2)	Resigned from the Board effective June 30, 2019.
(3)	Waived compensation for services as non-executive directors.
(4)	Resigned from the Board effective March 31, 2020.
(5)

Joined the Board effective October 1, 2019 as an interim non-executive director and did not receive share awards during 2019 as compensation for services as a non-executive director. Resigned from the Board effective March 31, 2020.

Director Stock Ownership

Our corporate governance principles require that non-executive directors have personal holdings of our stock having a value equal to five times the amount of their annual retainer within five years of their election to the Board.

EXECUTIVE OFFICERS

Our day-to-day management is carried out by our Chief Executive Officer and our other executive officers. Subject to rights pursuant to any consulting or employment agreements, executive officers (except for our Chief Executive Officer, who is the executive director on the Board and, in accordance with Dutch law, must be appointed by the general meeting) serve at the discretion of the Board. The business address of our executive officers is our registered office address at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.

A brief biography of each of our executive officers (other than Mr. Wardinski) is set forth below. Please see the section entitled “Item 1. Appointment of Directors” above for information about Mr. Wardinski, who serves as our Chairman and Chief Executive Officer.

Alexander Stadlin, 66, has served as our Chief Operating Officer since March 12, 2017. Mr. Stadlin previously served as our Predecessor’s Chief Operating Officer since January 2013 and has also served as Chief Executive Officer of our subsidiary, Playa Management USA, LLC (“Playa USA”) since November 2013. Mr. Stadlin joined our Predecessor’s prior parent in May 2008 as Senior Vice President of Asset Management and was promoted to his current position as Chief Operating Officer in January 2013. During his tenure with our Predecessor and our Predecessor’s prior parent, Mr. Stadlin has played a key role in the expansion and repositioning of the portfolio including: development of the 619-room Hyatt Ziva Los Cabos which reopened in 2009 as Barceló Los Cabos and was rebranded in late 2013, the brand repositioning of Dreams La Romana and Dreams Palm Beach in the Dominican Republic, as well as the expansion, renovation and rebranding of the former 378-room Dreams Cancún into the 547-room Hyatt Ziva Cancún. In addition to leading major expansion, renovation and repositioning projects, Mr. Stadlin is responsible for the day-to-day oversight of the operations of the business. Prior to joining our Predecessor’s prior parent, Mr. Stadlin served as Vice President for Latin America at Marriott International, where he increased Marriott’s presence in the region by 21 hotels in seven years. During his 33-year tenure at Marriott International, Mr. Stadlin held numerous international management positions in the UK, Germany and Mexico, as well as throughout the Middle East and Africa. Mr. Stadlin graduated with a Bachelor of Science from the School of Hotel Administration at Cornell University in 1975. In 2007, Mr. Stadlin attended the Executive Program in Strategy and Organization at Stanford University. Mr. Stadlin has won numerous industry accolades, and is active in the lodging community. He served as Chairman of the Polanco Hotel Association and was a member of the board of the Mexican Hotel Association and of the American Chamber of Commerce. As of December 31, 2020, Mr. Stadlin will transition from his current role as Chief Operating Officer to a new role as advisor to the Chief Executive Officer.

Ryan Hymel, 38, has served as Chief Financial Officer since July 1, 2017. Mr. Hymel has held several positions at the Company and our Predecessor, including as Senior Director of Treasury & Planning from 2012 to 2014, as Vice President of Treasury & Planning from 2014 to 2016, and most recently as Senior Vice President & Treasurer. Mr. Hymel has over 16 years of experience working within the hospitality sector. He began his career with the hotel management company Barceló Crestline Corporation in 2004. Mr. Hymel holds a Bachelor of Arts in economics from the University of Virginia and an MBA from Georgetown University – The McDonough School of Business.

Kevin Froemming, 58, has served as our Chief Commercial Officer since August 2019 and previously as our Chief Marketing Officer since March 12, 2017. Mr. Froemming previously served as our Predecessor’s Chief Marketing Officer since January 2014. Prior to joining Playa in January 2014, Mr. Froemming was President of Unique Vacations Inc., the worldwide representatives of Sandals & Beaches Resorts, from October 2003 to November 2013. Mr. Froemming brings more than 20 years of experience in marketing, sales, technology, and customer support operations. Prior to his tenure as President of Unique Vacations Inc., he rose to the position of Chief Operating Officer of The Mark Travel Corporation’s owned brands. In this capacity, he was responsible for bottom line profitability, and led the acquisition and integration team that was responsible for the addition of several major travel companies that were integrated into The Mark Travel Corporation’s portfolio of brands. He has also held senior positions at Wyndham Hotels and Renaissance Cruise Lines. Mr. Froemming graduated from Marquette University with a Bachelor of Science in Business Administration.

Tracy Colden, 58, has served as our Executive Vice President and General Counsel for the Company since January 2020. Ms. Colden has more than three decades of experience in the hospitality and lodging industry. Prior to joining the Company, Ms. Colden was a principal in the Law Offices of Tracy M. J. Colden from September 2008. Ms. Colden has also served as Executive Vice President and General Counsel for Highland Hospitality Corporation, a lodging and hospitality REIT, and as Executive Vice President and General Counsel of Crestline Capital Corporation. Ms. Colden was an Assistant General Counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.) from 1996 to 1998. Ms. Colden began her career in 1988 at Hogan & Hartson (now Hogan Lovells US LLP). Throughout her career, Ms. Colden has focused on the structuring, negotiation and documentation of complex real estate transactions, including, acquisitions, dispositions, debt and equity financings, joint ventures and the negotiation of management and franchise agreements. Ms. Colden received her BBA from the University of Michigan with a concentration in accounting and a JD from the University of Virginia School of Law. Ms. Colden is a Certified Public Accountant (inactive) and is a member of the District of Columbia Bar, the Florida Bar and the State Bar of Michigan.

SIGNIFICANT EMPLOYEES

Fernando Mulet, 44, has served as our Chief Development Officer since November 2018. Since joining our Predecessor in 2006, Mr. Mulet has been instrumental in the Company’s growth and has played a key role in the formation of our strategic alliances. Prior to joining Playa, Mr. Mulet was the Director of International Investments & Asset Management with Highland Hospitality Corporation (NYSE: HIH) and before that he began his career in the hospitality industry at Barceló Hotels & Resorts. A native of Spain, Mr. Mulet earned his Bachelor of Arts at the Universidad de Comillas in Madrid, Spain and earned a certification in Real Estate, Development and Hotels Investment from The School of Hotel Administration at Cornell University.

Brandon B. Buhler, 42, has served as our Chief Accounting Officer since August 2017. Mr. Buhler joined our Predecessor in early 2014 as Director of Financial Reporting and has been responsible for managing our Predecessor’s and the Company’s corporate accounting, financial systems, internal controls, financial reporting and technical accounting functions. Prior to joining our Predecessor, Mr. Buhler worked as an auditor at Deloitte & Touche LLP for over ten years. Mr. Buhler holds both a Bachelor of Science in accounting and a Masters in accountancy from the Marriott School of Management at Brigham Young University, and is a Certified Public Accountant (CPA) and a member of the American Institute of CPAs.

EXECUTIVE COMPENSATION

Our Compensation Philosophy

Our executive compensation program is designed to attract and retain highly-qualified executive officers and compensate them for performance in alignment with shareholder interests. We review our compensation approach annually to ensure it continues to meet our goals of aligning pay with short-term financial and operational objectives and long-term shareholder value. The following key features of our compensation program reflect our philosophy:

What We Do	What We Do Not Do

✓  Utilize a goal-setting process that aligns executive officer goals and objectives with our strategy.

✓  Empower the Compensation Committee to decrease incentive payments when results not driven by company or individual performance.

✓  Establish program design and goals prior to the performance period. Subject all equity awards to clawback and forfeiture provisions.

✓  Impose robust stock ownership requirements on our named executive officers.

✓  Incentivize long-term performance through equity awards with multi-year performance periods.

✓  Impose caps on annual incentive compensation payments and performance-based restricted stock awards.

  No undue risks from overemphasis on any one metric or short-term goal.

  No hedging or pledging company stock permitted by executive officers.

  No single-trigger change-in-control provisions.

  No excise tax gross-ups upon a change in control.

  No individual change-in-control arrangements.

  No guaranteed bonus arrangements with our named executive officers.

  No excessive perquisites.

In order to align the interests of our named executive officers with the interests of our shareholders, a significant percentage of target compensation each year is at risk depending on achievement of performance goals. The charts below break out the components of 2019 target total direct compensation to demonstrate alignment of pay and performance. Fifty-two percent (52%) of the CEO’s compensation is performance-based and on average forty-seven percent (47%) of compensation for all other named executive officers is performance-based.

Executive Compensation Elements

We place an emphasis on at-risk compensation with a significant portion of the compensation offered to our named executive officers tied to performance. The main elements of our named executive officer compensation program are as follows:

Base Salary

➣ Base salaries are the fixed component of our compensation program. The amount corresponds to the position’s scope, the individual’s experience, external competitiveness, and internal equity, in addition to any other factors the Compensation Committee considers to be relevant.

➣ Base salary is designed to compensate our named executive officers at a competitive, fixed level to ensure they don’t risk short- or long-term results for greater variable pay, in addition to serving as a retention tool.

Management Incentive Plan

➣ Named executive officers participate in our Management Incentive Plan (“MIP”) which pays out annually, typically in cash, based on achievement of one-year financial and/or other operating objectives the Compensation Committee believes support sustained long-term performance, and which are set by the Compensation Committee prior to the performance period.

➣ Under the MIP, each named executive officer has a target incentive opportunity expressed as a percentage of his or her base salary, which is subject to increase or decrease according to the achievement of the applicable corporate and individual performance measures.

➣ The Compensation Committee has the right to adjust any payment to our named executive officers to align pay with performance.

Long-Term Equity Incentives	We incentivize long-term performance through issuance of equity awards pursuant to our 2017 Omnibus Incentive Plan (the “2017 Plan”). We generally issue named executive officers a mix of performance-based awards, which generally have performance measurement periods of three years, and time-vested awards, which generally have a three-year vesting period. Performance goals are generally tied to multiple metrics (for 2020, total shareholder return and adjusted EBITDA CAGR/share), and may be achieved at threshold, target and maximum levels. Equity awards help retain and motivate our named executive officers because these awards may be subject to forfeiture and more closely align with long-term shareholder interests than cash compensation.

Compensation Process

The Compensation Committee of our Board, which consists entirely of independent directors, is responsible for determining the compensation of our named executive officers. The factors considered by the Compensation Committee include:

•

View of Board and CEO: The Compensation Committee solicits the views of the Board on compensation of all named executive officers, particularly for Mr. Wardinski. The Compensation Committee solicits the views and recommendations of Mr. Wardinski with respect to the compensation of all other named executive officers.

•

Input of the Independent Compensation Consultant: The Compensation Committee approved the retention of AETHOS Consulting Group (AETHOS) as its independent compensation consultant. AETHOS has provided the Compensation Committee compensation advice independent of the Company’s management, including with respect to the composition of the peer group discussed below.

•	Peer Group Analyses: To ensure we attract, retain and motivate our executive team in a competitive talent market, the Compensation Committee regularly examines pay practices from, and pay data for executives within, a peer group of 23 hospitality companies. The Compensation Committee, in conjunction with the independent compensation consultant and Chairman and CEO selected the current peer group to include companies in comparable market segments, that compete for the same talent and are of a similar size and scope. Because Playa is smaller in market cap and annual revenues compared to the peer group, we target the 25th percentile of the market for target and actual compensation values. The table below shows the 23-company peer group and the compensation practices for each company considered by the Compensation Committee. This data is only one of a number of factors the Compensation Committee uses to make final pay decisions.

Company	Compensation Program Practice	Actual Compensation Practice	Chairman & CEO	Chief Operating Officer	Chief Financial Officer	Chief Commercial Officer
Cedar Fair LP		x				x
Chatham Lodging Trust	x	x	x	x	x
Chesapeake Lodging Trust	x	x	x	x	x
Choice Hotels	x
DiamondRock Hospitality	x	x	x	x	x
Hersha Hospitality Trust	x	x	x	x	x
Hilton Grand Vacations		x				x
Hilton Worldwide	x
Host Hotels & Resorts	x
Hyatt Hotels	x
Linblad Expeditions		x				x
Loews Hotels	x	x	x
Marriott International	x
Marriott Vacations Worldwide		x				x
Park Hotels and Resorts	x
PebbleBrook Hotel Trust	x	x	x		x
RLJ Lodging Trust	x	x	x		x
Ryman Hospitality Properties	x	x	x		x
Six Flags		x				x
Summit Hotel Properties	x	x	x	x	x
Sunstone Hotel Investors	x	x	x	x	x
Vail Resorts	x	x	x		x	x
Xenia Hotels & Resorts	x	x	x	x	x

Key 2019 Performance Highlights

•	Adjusted Earnings Before Interest Taxes and Depreciation (EBITDA)* decreased 15.8% over 2018 to $150.7 million.

•	Total Net Revenues* increased 1.4% over 2018 to $607.2 million.

•	Comparable Net Package RevPar* decreased 3.4% over 2018 to $209.84.

•	Comparable Owned Resort EBITDA* margin decreased 230 bps to 34.0%.

•	Increased number of rooms in our portfolio by 750 (+9.5%) through our first ever ground-up development project, the Hyatt Ziva and Hyatt Zilara Cap Cana.

•

Completed significant renovation work at the Hilton Playa del Carmen All-Inclusive Resort, Hilton La Romana All-Inclusive Adult Resort and the Hilton La Romana All-Inclusive Family Resort as part of the rebranding and conversion of those respective hotels which resulted in an additional 29 rooms.

*

Refer to the “Key Indicators of Financial and Operating Performance” and “Non-U.S. GAAP Financial Measures” sections of our Form 10-K filed on February 27, 2020 for a description of these non-U.S. GAAP measures and reconciliations to the most comparable U.S. GAAP financial measures.

Summary Compensation Table

The following summary compensation table sets forth the annual base salary and other compensation paid to each of our named executive officers for 2019, 2018 and 2017.

Name	Year	Salary($)	Non-Equity Incentive Plan ($)(1)	Share Awards ($)(2)		All Other Compensation ($)(3)	Total
Bruce D. Wardinski	2019	750,000	—	2,256,057	(4)	12,460	3,018,517
Chairman and Chief Executive Officer	2018	750,000	614,063	2,495,410	(5)	11,900	3,871,373
	2017	750,000	862,500	4,883,688	(6)	19,183	6,515,371

Ryan Hymel	2019	425,000	—	812,183	(7)	12,100	1,249,283
Chief Financial Officer	2018	375,001	208,477	1,398,162	(8)	11,900	1,993,540
	2017	275,481	250,000	790,597	(9)	14,834	1,330,912

Alexander Stadlin	2019	550,000	—	902,422	(10)	16,194	1,468,616
Chief Operating Officer	2018	540,002	300,192	1,134,269	(11)	11,900	1,986,363
	2017	530,839	373,967	2,696,836	(12)	14,904	3,616,546

Kevin Froemming	2019	445,000	—	676,818	(13)	12,100	1,133,918
Chief Commercial Officer	2018	434,998	241,817	680,562	(14)	11,900	1,369,277
	2017	424,700	299,174	1,587,494	(15)	13,413	2,324,781

(1)

Represents amounts earned pursuant to the Management Incentive Plan which are awarded by the Compensation Committee after the end of the noted fiscal year based on a combination of individual and corporate performance. In 2019, no amounts were paid out under the MIP due to below-threshold performance. The amount reflected for Mr. Wardinski in 2018 represents the amount that would have been payable in cash pursuant to the MIP. However, at Mr. Wardinski’s request, in lieu of a cash payment, the Company issued Mr. Wardinski 100,732 restricted Ordinary Shares in February 2019 subject to one-year time vesting, which had a grant date fair value of $767,578.

(2)

Represents the aggregate grant date fair value of time-based restricted Ordinary Shares granted to the named executive officers on May 16, 2017, May 26, 2017, January 2, 2018, January 2, 2019 and September 19, 2019 and target performance-based restricted Ordinary Shares granted to the named executive officers on May 26, 2017, January 2, 2018, January 2, 2019 and September 19, 2019 in each case computed in accordance with FASB ASC Topic 718. The amount also includes the aggregate grant date fair value of time-based restricted Ordinary Shares granted to Mr. Hymel on November 1, 2018. For information regarding the Company’s assumptions made in the valuation of performance-based equity awards, see Note 12 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K.

The table below shows the dollar value of performance-based equity awards for each named executive officer assuming that (i) on the grant date of the awards the highest level of performance was probable, (ii) the maximum value of the awards will be earned and (iii) the value per ordinary share upon maximum vesting is the closing price per Ordinary Share on the NASDAQ on the date of grant. The values of the performance-based equity awards are dependent on the Company’s performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

Maximum Value of Performance-Based Equity Awards Assuming Highest Performance Level
Year	Wardinski	Hymel	Stadlin	Froemming
2019	$1,874,996	$674,997	$749,994	$562,504
2018	$2,089,633	$569,895	$949,826	$569,895
2017	$1,874,988	$449,997	$937,486	$562,486

(3)

For each named executive officer, the amount shown in “All Other Compensation” represents our matching contribution to the 401(k) plan for the named executive officer’s benefit and the premiums we paid for the life insurance premiums on the named executive officer’s life.

(4)

Reflects 172,507 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2020, 2021 and 2022, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2019 and September 19, 2019 performance-based equity awards.

(5)

Reflects 129,229 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2019, 2020 and 2021, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2018 performance-based equity awards.

(6)

Reflects 260,000 time-based restricted Ordinary Shares that are subject to a five year vesting term, vesting 25% on May 16, 2020, 25% on May 16, 2021, and 50% on May 16, 2022, subject to the executive’s continued employment through the applicable vesting date; 122,789 time-based restricted Ordinary Shares that will vest one-third on May 26 of 2018, 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the May 26, 2017 performance-based equity awards.

(7)

Reflects 62,103 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2020, 2021 and 2022, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2019 and September 19, 2019 performance-based equity awards.

(8)

Reflects 35,244 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2019, 2020 and 2021, subject to the executive’s continued employment through the applicable vesting date; 80,000 restricted Ordinary Shares that will vest one-third on November 1, 2019, 2020 and 2021, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance- based restricted Ordinary Shares that may vest pursuant to the January 2, 2018 performance-based equity awards.

(9)

Reflects 25,000 time-based restricted Ordinary Shares that are subject to a five year vesting term, vesting 25% on May 16, 2020, 25% on May 16, 2021, and 50% on May 16, 2022, subject to the executive’s continued employment through the applicable vesting date; 29,469 restricted Ordinary Shares that will vest one-third on May 26 of 2018, 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the May 26, 2017 performance-based equity awards.

(10)

Reflects 69,003 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2020, 2021 and 2022, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2019 and September 19, 2019 performance-based equity awards.

(11)

Reflects 58,740 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2019, 2020 and 2021, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2018 performance-based equity awards.

(12)

Reflects 155,000 time-based restricted Ordinary Shares that are subject to a five year vesting term, vesting 25% on May 16, 2020, 25% on May 16, 2021, and 50% on May 16, 2022, subject to the executive’s continued employment through the applicable vesting date; 61,394 time-based restricted Ordinary Shares that will vest one-third on May 26 of 2018, 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the May 26, 2017 performance-based equity awards.

(13)

Reflects 51,752 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2020, 2021 and 2022, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2019 and September 19, 2019 performance-based equity awards.

(14)

Reflects 35,244 time-based restricted Ordinary Shares that will vest one-third on January 2 of 2019, 2020 and 2021, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the January 2, 2018 performance-based equity awards.

(15)

Reflects 90,000 time-based restricted Ordinary shares that are subject to a five year vesting term, vesting 25% on May 16, 2020, 25% on May 16, 2021, and 50% on May 16, 2022, subject to the executive’s continued employment through the applicable vesting date; 36,836 time-based restricted Ordinary Shares that will vest one-third on May 26 of 2018, 2019 and 2020, subject to the executive’s continued employment through the applicable vesting date; and the target amount of performance-based restricted Ordinary Shares that may vest pursuant to the May  26, 2017 performance-based equity awards.

Narrative Disclosure to Summary Compensation Table

2019 Base Salary

The chart below shows the increases in base salary approved by the Compensation Committee that were effective during 2019 for our named executive officers.

Name	2018 Base Salary	Percent Increase	2019 Base Salary
Bruce Wardinski	$750,000	—%	$750,000
Alex Stadlin	$540,000	1.9%	$550,000
Ryan Hymel	$375,000	13.3%	$425,000
Kevin Froemming	$435,000	2.3%	$445,000

2019 Bonuses

For 2019, all of the named executive officers’ MIP payments were based on achieving an annual adjusted EBITDA goal established by the Compensation Committee. As established by the Compensation Committee, payments under the MIP for 2019 could have paid out as follows: 0% for below-threshold performance; 50% of target for threshold performance; 100% for target performance; and 200% of target for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage is adjusted on a linear basis.

The chart below illustrates the 2019 adjusted EBITDA goal, results and payment adjustment.

Threshold	Target	Actual	Actual As % of Target	MIP Results Adjustment
$157,590,000	$175,100,000	$150,694,000	86.1%	—%

The chart below illustrates the Management Incentive Plan bonus payments paid for 2019 performance.

Name	Target Bonus	Bonus Earned
Bruce Wardinski	$937,500	$—
Alex Stadlin	$412,500	$—
Ryan Hymel	$318,750	$—
Kevin Froemming	$333,750	$—

Total	$2,002,500	$—

2019 Equity Awards Pursuant to the Long-Term Incentive Plan

In December 2018, the Compensation Committee, taking into consideration market information and each named executive officer’s potential contribution to our long-term strategy and success, among other factors, determined a targeted value of 2019 equity awards to be issued to each of the named executive officers in 2019 pursuant to the 2017 Plan. Based on the fair market value per share of the Company’s ordinary shares in January 2019, there were not sufficient shares available in the 2017 Plan to issue awards at the Committee’s targeted values. Therefore, the Compensation Committee of the Board broke the 2019 equity awards into two installments. The first set of awards approved by the Compensation Committee were granted on January 2, 2019, representing a portion of the targeted award value based on the fair market value per share of $6.99 on the grant date. At the Company’s 2019 annual general meeting, our shareholders approved an amendment to the 2017 Plan to increase the number of shares available for issuance. The Compensation Committee subsequently approved awards representing the remainder of the targeted 2019 award value, which were granted on September 19, 2019, based on the fair market value per share of $7.92 on the grant date.

Each of the January and September awards consist of 50% time-based restricted shares, vesting pro rata over three years, and 50% performance-based restricted shares. The performance-based restricted shares vest 50% each based on achievement of absolute total shareholder return (“TSR”) goals and adjusted EBITDA three-year compound annual growth rate goals, each established by the Compensation Committee for the performance period of January 2, 2019 through December 31, 2021. At the time of grant the Compensation Committee believed that it would be challenging for the Company to achieve these performance goals.

The total number of performance-based restricted shares that are earned based achievement of these goals is based on an achievement factor (expressed as a percentage of the number of target shares) ranging from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis.

The following table summarizes the 2019 awards:

		Time- Based Restricted Stock Award Annual Grant		Performance-Based Restricted Stock Award Annual Grant
	Total Long-Term Incentive Annual Target Value	Target Value	Number of Shares(1)	Target Value	Number of Shares
Bruce Wardinski	$2,500,003	$1,250,005	172,507	$1,249,998	172,506
Ryan Hymel	$900,004	$450,006	62,103	$449,998	62,102
Alex Stadlin	$1,000,000	$500,004	69,003	$499,996	69,002
Kevin Froemming	$750,002	$375,001	51,752	$375,001	51,752

(1)

The amount reflected for Mr. Wardinski does not include the time-based restricted ordinary shares granted to him in February 2019 pursuant to his election to receive his 2018 MIP award in stock in lieu of cash. Please see footnote (1) of the Summary Compensation table.

2017 – 2019 Performance-Based Share Awards

In 2017, the Compensation Committee issued performance-based restricted share awards for all named executive officers for the performance period of January 1, 2017 through December 31, 2019 pursuant to the 2017 Plan. The performance-based restricted shares would vest 50% each based on achievement of absolute TSR goals and adjusted EBITDA three-year compound annual growth rate goals, each established by the Compensation Committee at the beginning of the performance period. Awards would be paid out in ordinary shares and would range from 0% payout for below-threshold performance, to 50% of target for threshold performance, 100% for target performance, and 150% of target for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage is adjusted on a linear basis.

The chart below outlines the goals established by the Compensation Committee for the performance period and the results.

Total Shareholder Return Goal
Threshold	Target	Maximum	Results	% Goal Achieved
8.0%	12.0%	16.0%	(7.9)%	— %

2019 CAGR EBITDA Goal
Threshold	Target	Maximum	Results	% Goal Achieved
6.0%	9.0%	12.0%	(0.9)%	—%
$184,213,000	$200,301,000	$217,299,000	$150,694,000	—%

The Company did not achieve the threshold goal established for either performance measure, and therefore no named executive officer received ordinary shares at the conclusion of the performance period. The chart below illustrates the number of shares earned for the January 1, 2017 to December 31, 2019 performance period.

	Target Number of Shares	Performance Based Shares Earned
Bruce Wardinski	122,789	—
Ryan Hymel	29,469	—
Alex Stadlin	61,394	—
Kevin Froemming	36,836	—

Retirement Savings Opportunities

All eligible employees are able to participate in the Playa Management USA, LLC 401(k) Profit Sharing Plan & Trust (“401(k) plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax-efficient manner. Under our 401(k) plan, employees are eligible to defer a portion of their salary, and we, at our discretion, may make a matching contribution and/or a profit-sharing contribution. Employees are able to participate in the 401(k) plan on their first day of employment and are able to defer compensation up to the limits established by the Internal Revenue Service. We currently match 100% of each employee’s contributions up to the first 3% of the employee’s base salary and 50% of the next 2% of the employee’s base salary, although we, in our sole discretion, may at any time or from time-to-time determine to discontinue matching employee contributions or change the level at which we make any matching contributions. Our contributions vest immediately. The employee contributions and our match are invested in selected investment alternatives according to the employee’s directions. The 401(k) plan and its trust are intended to qualify under Sections 401(a) and 501(a) of the Code as a tax qualified retirement plan. Contributions to the 401(k) plan and earnings on those contributions are not taxable to the employee until distributed from the 401(k) plan and matching contributions are deductible by us when made subject to applicable Code limits.

Health and Welfare Benefits

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are provided are not expected to discriminate in scope, terms or operation in favor of executive officers and are available to all full-time employees.

Pension Benefits

None of our named executive officers is a participant in any defined benefit plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

Hedging and Pledging of Company Securities

Pursuant to the Company’s insider trading policy, directors, officers, and certain designated employees are prohibited from (i) engaging in all forms of hedging or monetization transactions involving the Company’s securities, including the use of equity swaps, collars, forward sale contracts (including prepaid variable forward contracts) and exchange funds, and (ii) pledging the Company’s securities to secure margin or other loans.

Employment Agreements

The Company has employment agreements with Mr. Wardinski, our Chairman and Chief Executive Officer, Mr. Hymel, our Chief Financial Officer, Mr. Stadlin, our Chief Operating Officer, and Mr. Froemming, our Chief Commercial Officer. On September 23, 2019, the employment agreements for Messrs. Hymel, Stadlin and Froemming were amended to change the severance payments payable to each such executive officer upon termination without cause or termination for good reason within two years following a change in control of the Company, from a payment of one and one-half times base salary to two times base salary. On December 16, 2019, Mr. Wardinski’s employment agreement was amended to eliminate any severance payment payable to Mr. Wardinski if Mr. Wardinski terminates his employment without good reason within sixty days following a change in control of the Company. Mr. Stadlin’s employment agreement was also amended on December 16, 2019 to change the end date to December 31, 2020 in connection with his transition from his current role as Chief Operating Officer to a new role as advisor to the Chief Executive Officer.

Employment Agreement of Mr. Wardinski

Mr. Wardinski, our subsidiary, Playa Resorts Management, LLC (“Playa Management”), and us, solely with respect to Mr. Wardinski’s appointment as our Chief Executive Officer and Chairman of our Board, entered into an employment agreement on December 28, 2018, which was amended on December 16, 2019. Mr. Wardinski’s employment agreement provides for an initial period of employment that ends on December 31, 2023, subject to an automatic extension until December 31, 2024 unless either Playa Management or Mr. Wardinski elects not to extend the term by providing written notice to the other party at least 180 days prior to December 31, 2023 (“Non-Renewal Notice”). Mr. Wardinski serves as the Chief Executive Officer of Playa Management, Chairman of the Board of Managers of Playa Management (the “Playa Management Board”), our Chief Executive Officer and Chairman of our Board.

Mr. Wardinski’s employment agreement provides for a base salary of $750,000 (as may be increased by our Board), an annual discretionary bonus opportunity targeted at 125% of base salary (subject to a maximum of 200% of base salary) and the opportunity to participate in any equity compensation plan, other incentive compensation programs and other health, benefit and incentive plans offered to other senior executives of Playa Management. Mr. Wardinski is also entitled to paid time off and holiday pay in accordance with Playa Management’s policies. In addition, upon termination of Mr. Wardinski’s employment agreement without “Cause” or resignation by Mr. Wardinski for “Good Reason,” as those terms are defined in the employment agreement, Mr. Wardinski will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments:

•	an aggregate amount equal to two times his base salary at the rate in effect on his last day of employment (the “Wardinski Severance Payment”), paid in 24 equal monthly installments;

•

additional monthly payments equal to $1,500 for a period of 24 months for the purpose of covering Mr. Wardinski’s health insurance, subject to cessation if Mr. Wardinski becomes eligible to obtain insurance coverage from another group insurance plan (the “Wardinski Additional Amount”); and

•	a pro rata share of his discretionary annual bonus relating to the year in which his employment ceases.

In the event Mr. Wardinski is terminated without “Cause” or Mr. Wardinski resigns for “Good Reason” following a “Change in Control,” as those terms are defined in the employment agreement (a “Change in Control Termination”), Mr. Wardinski will be eligible to receive the payments set forth above, provided however that the

Wardinski Severance Payment shall be increased to 2.99 times Mr. Wardinski’s base salary at the rate in effect on his last day of employment.

In the event that Mr. Wardinski’s employment terminates as a result of “Disability,” as such term is defined in the employment agreement, or death, Mr. Wardinski or his estate, as applicable, conditioned upon his or its execution of a separation and release agreement, will be eligible to receive (i) his pro rata share of his discretionary annual incentive bonus (at no less than target in the event of death) and (ii) payments of the Wardinski Additional Amount for a period of 12 months following his termination of employment, provided, however, that in the case of termination due to “Disability,” as such term is defined in the employment agreement, if health insurance coverage becomes available to Mr. Wardinski under another group insurance plan during the twelve-month period, payment of the Wardinski Additional Amount shall cease. In addition, in the event of Mr. Wardinski’s death, Mr. Wardinski’s estate shall be entitled to the fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan or any other employee benefit plan.

If either Mr. Wardinski or Playa Management causes Mr. Wardinski’s employment to end on December 31, 2023 by the delivery of a Non-Renewal Notice or if Mr. Wardinski’s employment automatically terminates on December 31, 2024, then, conditioned upon his execution of a separation and release agreement, Mr. Wardinski is entitled to receive an amount equal to six months of his base salary, paid in six equal monthly installments.

Regardless of the reason for any termination of Mr. Wardinski’s employment agreement, including if Mr. Wardinski is terminated for “Cause,” as such term is defined in the employment agreement (other than in the case of Mr. Wardinski’s death or “Disability,” as defined in the employment agreement, which are described above), Mr. Wardinski will be eligible to receive his then-accrued compensation, reimbursement for any outstanding reasonable business expense he has incurred in performing his duties, continued insurance benefits to the extent required by law and any fully vested but unpaid rights under any bonus or other incentive pay plan, or any other employee benefit plan or program of ours or our affiliates.

Mr. Wardinski’s employment agreement provides that Mr. Wardinski is obligated to devote a substantial majority of his business time, attention, skill and effort to the performance of his duties under the employment agreement, provided that, to the extent such activities do not impair the performance of his duties to Playa Management, us or our affiliates, Mr. Wardinski is permitted to engage in the following other specified activities: (i) engaging in personal investments and charitable, professional and civic activities; (ii) serving on boards of directors of entities that do not compete with Playa Management, us or any of our affiliates; (iii) serving as Chairman of our Board; and (iv) certain other activities and director positions that the Playa Management Board and our Board may approve.

Mr. Wardinski’s employment agreement provides that during the term of his employment and for a period of 18 months (six months in the case of a non-renewal or expiration of his employment and 12 months following a Change in Control Termination, each as described above) following the expiration, resignation or termination of his employment, Mr. Wardinski agrees not to (i) engage in any competing business in certain geographic regions, provided, however, that Mr. Wardinski may own five percent or less of the outstanding stock of any publicly traded corporation or other entity that engages in a competing business, (ii) solicit for the purpose of conducting a competing business any customer or prospective customer of Playa Management, us or any of our affiliates in a line of business that we, Playa Management, or any of our affiliates conducts or plans to conduct as of the date of Mr. Wardinski’s termination or (iii) solicit or employ any person who is, or was at any time during the two-year period prior to Mr. Wardinski’s termination, an employee with a senior management position at Playa Management, us or any of our affiliates. Mr. Wardinski’s employment agreement provides for a confidentiality covenant on the part of Mr. Wardinski both during and after his termination of employment.

Employment Agreements of Messrs. Stadlin and Froemming

On December 28, 2018, Mr. Stadlin and Mr. Froemming each entered into an employment agreement with Playa Management USA, LLC (“Playa USA”), each with an effective date of January 1, 2019. Mr. Stadlin’s employment agreement was amended on September 23, 2019 and December 16, 2019, and Mr. Froemming’s employment agreement was amended on September 23, 2019. The employment agreement of Mr. Stadlin provides for an initial period of employment that ends on December 31, 2020, and the employment agreement of Mr. Froemming provides for an initial period of employment that ends on December 31, 2021. Mr. Stadlin serves as the Chief Executive Officer of Playa USA and Mr. Froemming serves as Chief Commercial Officer of Playa USA.

The employment agreements with each of Messrs. Stadlin and Froemming provide for a base salary of $550,000 and $445,000, respectively (as each may be increased by our Board), an annual discretionary bonus opportunity targeted at 75% of base salary (subject to a maximum of 131.25% of base salary) and the opportunity to participate in any equity compensation plan, other incentive compensation programs and other health, benefit and incentive plans offered to other senior executives of Playa USA. Messrs. Stadlin, and Froemming are also each entitled to paid time off and holiday pay in accordance with the policies of Playa USA. In addition, upon termination of each of the employment agreements without “Cause” or resignation by the executive for “Good Reason,” as those terms are defined in each employment agreement, each applicable executive will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments:

•	an aggregate amount equal to his base salary at the rate in effect on his last day of employment (the “Executive Severance Payment”), paid in 12 equal monthly installments;

•

additional monthly payments equal to $1,500 for a period of 12 months for the purpose of covering health insurance, subject to cessation if the executive becomes eligible to obtain insurance coverage from another group insurance plan (the “Executive Additional Amount”); and

•	a pro rata share of his discretionary annual bonus relating to the year in which his employment ends.

The employment agreements with each of Messrs. Stadlin and Froemming provide that, in the event the executive is terminated without “Cause” or resigns for “Good Reason” within two years following a “Change in Control,” as those terms are defined in each employment agreement, the executive will be eligible to receive the payments set forth above, provided however that the Executive Severance Payment shall be increased to 2.0 times his base salary at the rate in effect on his last day of employment. In the event that the executive terminates his employment without “Good Reason,” as defined in each employment agreement, conditioned upon his execution of a separation and release agreement, the executive will be eligible to receive a payment of any unpaid portion of his base salary, reimbursement for any outstanding reasonable expenses, continued insurance benefits to the extent required by law and payment of any fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan, or any other employee benefit plan or program of Playa USA.

The employment agreements with each of Messrs. Stadlin and Froemming provide that, in the event that the executive’s employment terminates as a result of “Disability,” as such term is defined in each employment agreement, or death, the executive or his estate, as applicable, conditioned upon his or its execution of a separation and release agreement, will be eligible to receive (i) a payment of any unpaid portion of his base salary, (ii) his pro rata share of his discretionary annual incentive bonus (at no less than target in the event of death) and (iii) payments of the Executive Additional Amount for a period of 12 months following his termination of employment, provided, however, that in the case of termination due to “Disability,” as such term is defined in each employment agreement, if health insurance coverage becomes available to the executive under another group insurance plan during the twelve-month period, payment of the Executive Additional Amount shall cease. In addition, in the event of Messrs. Stadlin or Froemming’s death, such executive’s estate shall be entitled to the fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan or any other employee benefit plan.

The employment agreements with each of Messrs. Stadlin and Froemming provide that the executive is obligated to devote a substantial majority of his business time, attention, skill and effort to the performance of his duties under the employment agreement, provided that, to the extent such activities do not impair the performance of his duties to Playa USA, us or our affiliates, the executive is permitted to engage in the following other specified activities: (i) engaging in personal investments and charitable, professional and civic activities; (ii) serving on boards of directors of entities that do not compete with Playa USA, us or any of our affiliates; and (iii) certain other activities and director positions that the board of directors of Playa USA and our Board may approve.

The employment agreements with each of Messrs. Stadlin and Froemming provide that during the term of the executive’s employment and for a period of 12 months following the expiration, resignation or termination of his employment, the executive agrees not to (i) engage in any competing business in certain geographic regions, provided, however, that the executive may own five percent or less of the outstanding stock of any publicly traded corporation or other entity that engages in a competing business, (ii) solicit for the purpose of conducting a competing business any customer or prospective customer of Playa USA, us or any of our affiliates in a line of business that we, Playa USA, or any of our affiliates conducts or plans to conduct as of the date of the executive’s termination, or (iii) solicit or employ any person who is, or was at any time during the two-year period prior to the executive’s termination, an employee with a senior management position at Playa USA, us or any of our affiliates. The employment agreements with each of Messrs. Stadlin and Froemming provide for a confidentiality covenant on the part of the executive after his termination of employment.

Employment Agreement of Mr. Hymel

On December 28, 2018, Mr. Hymel entered into an employment agreement with Playa Management, with an effective date of January 1, 2019. Mr. Hymel’s employment agreement was amended on September 23, 2019. The employment agreement provides for an initial period of employment that ends on December 31, 2021. Pursuant to the employment agreement, Mr. Hymel serves as the Chief Financial Officer of Playa Management.

The employment agreement with Mr. Hymel provides for a base salary of $425,000 (as may be increased by our Board), an annual discretionary bonus opportunity targeted at 75% of his base salary (subject to a maximum of 131.25% of base salary) and the opportunity to participate in any equity compensation plan, other incentive compensation programs and other health, benefit and incentive plans offered to other senior executives of Playa Management and its affiliates. Mr. Hymel is entitled to paid time off and holiday pay in accordance with the policies of Playa Management. In addition, upon termination of the employment agreement without “Cause” or resignation by the executive for “Good Reason,” as those terms are defined in the employment agreement, Mr. Hymel will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments:

•	an aggregate amount equal to his base salary at the rate in effect on his last day of employment (the “Executive Severance Payment”), paid in 12 equal monthly installments;

•

additional monthly payments equal to $1,500 for a period of 12 months for the purpose of covering health insurance, subject to cessation if the executive becomes eligible to obtain insurance coverage from another group insurance plan (the “Executive Additional Amount”); and

•	a pro rata share of his discretionary annual bonus relating to the year in which his employment ends.

The Employment Agreement provides that in the event Mr. Hymel is terminated without “Cause” or resigns for “Good Reason” within two years following a “Change in Control,” as those terms are defined in the employment agreement, Mr. Hymel will be eligible to receive the payments set forth above, provided however that the Executive Severance Payment shall be increased to 2.0 times his base salary at the rate in effect on his last day of employment. In the event that Mr. Hymel terminates his employment without “Good Reason,” as defined in the employment agreement with Mr. Hymel, conditioned upon his execution of a separation and release agreement, Mr. Hymel will be eligible to receive a payment of any unpaid portion of his base salary through the effective date of termination, reimbursement for any outstanding reasonable expenses, continued insurance benefits to the extent required by law and payment of any fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan, or any other employee benefit plan or program of Playa Management or its affiliates.

The employment agreement with Mr. Hymel provides that Mr. Hymel is obligated to devote a substantial majority of his business time, attention, skill and effort to the performance of his duties under the employment agreement, provided that, to the extent such activities do not impair the performance of his duties to Playa Management or its affiliates, the executive is permitted to engage in the following other specified activities: (i) engaging in personal investments and charitable, professional and civic activities; (ii) serving on boards of directors of entities that do not compete with Playa Management or its affiliates; and (iii) certain other activities and director positions that the board of directors of Playa Management may approve.

The employment agreement with Mr. Hymel provides that during the term of Mr. Hymel’s employment and for a period of 12 months following the expiration, resignation or termination of his employment, Mr. Hymel agrees not to (i) engage in any competing business in certain geographic regions, provided, however, that he may own five percent of the outstanding stock of any publicly traded corporation or other entity that engages in a competing business, (ii) solicit for the purpose of conducting a competing business any customer or prospective customer of Playa Management or its affiliates in a line of business Playa Management or one of its affiliates conducts or plans to conduct as of the date of his termination, or (iii) solicit or employ any person who is, or was at any time during the two-year period prior to his termination, an employee with a senior management position at Playa Management or its affiliates. The employment agreement with Mr. Hymel provides for a confidentiality covenant on the part of Mr. Hymel after his termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2019. As indicated below, such equity awards consist of both time-vesting and performance-vesting restricted stock awards.

		Share Awards
Name	Grant Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(1) ($)
Bruce Wardinski	September 19, 2019	47,507	(2)	399,059	47,506	(8)	399,050
	February 28, 2019	100,732	(3)	846,149	—		—
	January 2, 2019	125,000	(2)	1,050,000	125,000	(8)	1,050,000
	January 2, 2018	86,153	(4)	723,685	129,229	(9)	1,085,524
	May 26, 2017	40,930	(5)	343,812	122,789	(10)	1,031,428
	May 16, 2017	260,000	(6)	2,184,000	—		—
Ryan Hymel	September 19, 2019	17,103	(2)	143,665	17,102	(8)	143,657
	January 2, 2019	45,000	(2)	378,000	45,000	(8)	378,000
	November 1, 2018	53,334	(7)	448,006	—		—
	January 2, 2018	23,496	(4)	197,366	35,244	(9)	296,050
	May 26, 2017	9,823	(5)	82,513	29,469	(10)	247,540
	May 16, 2017	25,000	(6)	210,000	—		—
Alexander Stadlin	September 19, 2019	19,003	(2)	159,625	19,002	(8)	159,617
	January 2, 2019	50,000	(2)	420,000	50,000	(8)	420,000
	January 2, 2018	39,160	(4)	328,944	58,740	(9)	493,416
	May 26, 2017	20,465	(5)	171,906	61,394	(10)	515,710
	May 16, 2017	155,000	(6)	1,302,000	—		—
Kevin Froemming	September 19, 2019	14,252	(2)	119,717	14,252	(8)	119,717
	January 2, 2019	37,500	(2)	315,000	37,500	(8)	315,000
	January 2, 2018	23,496	(4)	197,366	35,244	(9)	296,050
	May 26, 2017	12,279	(5)	103,144	36,836	(10)	309,422
	May 16, 2017	90,000	(6)	756,000	—		—

(1)

Pursuant to SEC rules, for purposes of this table the market value per unvested restricted Ordinary Share, as applicable, is assumed to be $8.40, the closing market price per Common Share at the end of the last completed fiscal year, December 31, 2019.

(2)	Represents the number of time-based restricted Ordinary Shares that have not vested from initial award that will vest ratably on January 2 of 2020, 2021 and 2022.
(3)	Represents time-based restricted Ordinary Shares that vested on February 28, 2020.
(4)	Represents the remaining two-thirds of time-based restricted Ordinary Shares that have not vested from initial award that will vest ratably on January 2 of 2020 and 2021.
(5)	Represents the remaining one-third of time-based restricted Ordinary Shares that have not vested from initial award that will vest on May 26 of 2020.
(6)	Represents the number of time-based restricted Ordinary Shares that have not vested from initial award that will vest 25% on May 16, 2020, 25% on May 16, 2021, and 50% on May 16, 2022.
(7)	Represents the remaining two-thirds of time-based restricted Ordinary Shares that have not vested from initial award that will vest ratably on November 1 of 2020 and 2021.
(8)

Represents the target number of performance-based restricted Ordinary Shares that may vest from the performance-based equity award, based on the Company’s achievement of the applicable performance goals over a three-year performance period commencing on January 2, 2019 and ending on December 31, 2021.

(9)

Represents the target number of performance-based restricted Ordinary Shares that may vest from the performance-based equity award, based on the Company’s achievement of the applicable performance goals over a three-year performance period commencing on January 2, 2018 and ending on December 31, 2020.

(10)

Represents the target number of performance-based restricted Ordinary Shares that may vest from the performance-based equity award, based on the Company’s achievement of the applicable performance goals over a three-year performance period commencing on January 1, 2017 and ending on December 31, 2019.

2020 Compensation Decisions

Base Salary

Following the Compensation Committee’s approval of 2020 compensatory arrangements for our executive officers, the COVID-19 pandemic began to have a material adverse effect on the Company’s operations and the Company suspended operations at its resorts, reduced its capital investments and began to implement other expense-reduction measures, including compensation reductions. On April 1, 2020, the Compensation Committee approved a temporary reduction in the base salaries for our named executive officers effective March 29, 2020 as follows:

Name	2019 Base Salary	Percent Decrease	2020 Base Salary
Bruce Wardinski	$750,000	(100)%	$—
Alex Stadlin	$550,000	(50)%	$275,000
Ryan Hymel	$425,000	(30)%	$297,500
Kevin Froemming	$445,000	(35)%	$289,250

Management Incentive Plan

For 2020, the Compensation Committee determined, following the recommendation of Mr. Wardinski, that the other named executive officers will have 75% of their bonus payments based on achieving the 2020 adjusted EBITDA objective and 25% based on achieving pre-determined management goals approved by the Compensation Committee, with awards of 175% of target for extraordinary performance. Mr. Wardinski will continue to have 100% of his bonus payment based on achieving the 2020 adjusted EBITDA objective and has the opportunity to receive 200% of target for extraordinary performance.

Long-Term Incentive Plan

The Compensation Committee approved EBITDA per share Compounded Annual Growth Rate (CAGR) to replace EBITDA CAGR as one of the performance measures for named executive officers under the performance-based stock award for the 2020-2022 performance period. The remaining 2020 annual long-term incentive opportunity has similar terms and conditions for named executive officers as have been in effect for 2017, 2018 and 2019, pursuant to the 2017 Plan.

Stock Ownership Guidelines

Our current stock ownership guidelines require the Chairman and CEO and other named executive officers to own and maintain a substantial stake in Playa to align their interests with those of other shareholders. Mr. Wardinski and our other named executive officers are required to accumulate shares through shares owned outright, excluding unvested/unearned shares and any unexercised stock options, should this award type be granted in the future, with a value equivalent to a target multiple of their base salary within five years of their appointment to their position. They are required to retain fifty percent (50%) of the net after-tax shares received upon vesting or exercise of their equity awards until guidelines are met. The Chairman and CEO is required to own a minimum of six times his base salary and other named executive officers are required to hold three times their base salary. The Compensation Committee reviews stock ownership annually and the Chairman and CEO and our other named executive officers have all achieved the stock ownership guideline in effect for their position.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid by a publicly held corporation to each of its “covered employees.” Prior to the enactment of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “TCJA”), a publicly held corporation’s covered employees included its chief executive officer and three other most highly compensated executive officers serving at the end of the taxable year (other than the chief financial officer), and certain “qualified performance-based compensation” was excluded from the $1.0 million deduction limit. The TCJA made certain changes to Section 162(m), effective for taxable years beginning after December 31, 2017. These changes include, among others, expanding the definition of “covered employee” to include a publicly held corporation’s chief financial officer and any individual who was a covered employee of the corporation in any taxable year beginning after December 31, 2016, and repealing the qualified performance-based compensation exception, subject to a transition rule for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after that date. Our policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, our Compensation Committee may authorize compensation that would not be deductible under Section 162(m) of the Code or otherwise if it determines that such compensation is in the best interests of us and our shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sub-lease Agreement

Our subsidiary, Playa Management USA, LLC (“Playa USA”) entered into a sub-lease agreement with Barceló Crestline, an affiliate of our Predecessor’s prior parent, dated as of February 15, 2012, for office space in Fairfax, Virginia. The sub-lease agreement was assigned by Barceló Crestline to Crestline Hotels on July 18, 2013. Crestline Hotels leases the office space from an entity that is owned by Bruce D. Wardinski, our Chairman and Chief Executive Officer. The sub-lease agreement was further assigned by Playa USA to Playa Management on April 1, 2014. The sub-lease consideration is based on the number of rentable square feet occupied by Playa Management relative to the total number of square feet under the lease agreement, as well as Playa Management’s allocable share of operating costs, such as utility costs and common area costs. As of December 31, 2019 Playa Management sub-leased approximately 11,000 square feet of office space and the annualized amount payable by it was approximately $1.0 million, which includes amounts related to certain shared administrative functions, such as mailroom and certain leasehold improvements. Of this amount, approximately $0.5 million is payable annually to the entity owned by our Chairman and Chief Executive Officer.

Hyatt Agreements

Hyatt Subscription Agreement

On July 15, 2013, our Predecessor entered into a subscription agreement with HI Holdings, a wholly-owned subsidiary of Hyatt (the “Hyatt Subscription Agreement”). Pursuant to the Hyatt Subscription Agreement, HI Holdings purchased from our Predecessor 14,285,714 Ordinary Shares at a purchase price of $7.00 per share, for an aggregate purchase price of $100,000,000, and 26,785,714 preferred shares, at a purchase price of $8.40 per share, for an aggregate purchase price of $225,000,000.

We agreed under the Hyatt Subscription Agreement to indemnify HI Holdings for any breaches of our representations, warranties and agreements in the Hyatt Subscription Agreement, which indemnity is generally subject to (i) a deductible of $10 million and (ii) a cap of $50 million (other than for breaches of Company Fundamental Representations (as defined in the Hyatt Subscription Agreement, including representations regarding valid issuance of our Ordinary Shares and preferred shares, our organization, our capitalization and due authorization of the transactions), for which our indemnification liability is capped at $325 million). The representations and warranties we made and our related indemnification obligations survive for varying periods from the closing date of the transactions contemplated in the Hyatt Subscription Agreement. Most of these representations have expired, but others are still in force (e.g., certain tax representations survive until the expiration of the applicable statute of limitations, and certain representations as to title of property survive indefinitely). In addition, we have agreed under the Hyatt Subscription Agreement to indemnify HI Holdings for:

•

losses arising from the lack of operating licenses and noncompliance with certain environmental regulations at certain of our resorts in the Dominican Republic (subject to a deductible of $500,000 and the $50 million cap described above);

•

losses suffered by HI Holdings resulting from, based upon or related to, in whole or in part, any failure of us or certain of our subsidiaries or any other person that is or has been affiliated with us to (x) timely pay or reserve, or cause to be paid or reserved, all taxes required to be paid or reserved for by any of them in relation to activities, arrangements and transactions undertaken prior to August 9, 2013 to sell, market, promote or otherwise offer hotel rooms owned by us or certain of our subsidiaries (or any other person that is or has been affiliated with us) and (y) accurately prepare and timely file, or cause to be accurately prepared and timely filed, with the appropriate taxing authorities all required tax returns related thereto (subject to a cap of $20 million);

•	losses arising from or based upon any untrue statement or alleged untrue statement of a material fact (except to the extent based on information supplied by HI Holdings) contained in the offering memorandum for our Senior Notes due 2020, any amendment or supplement thereto, or in any materials or information provided to investors in the offering of our Senior Notes due 2020 by, or with the approval of, us in connection with the marketing of our Senior Notes due 2020 (which indemnity will not be subject to any of the deductible and cap limitations referred to above); and

•

losses arising from our obligation to indemnify our prior parent for certain transaction-related taxes (which indemnity will not be subject to any of the deductible and cap limitations referred to above and which will be proportionally adjusted to HI Holdings’ percentage ownership of our Ordinary Shares).

Any indemnity liability owed by us to HI Holdings under the Hyatt Subscription Agreement shall be payable, at our election, in immediately available funds and/or (so long as the Fair Market Value of our Ordinary Shares exceeds $3.50 per share (as adjusted for share splits, combinations and other similar events relating to the ordinary shares)) in additional Ordinary Shares. “Fair Market Value” shall be the amount agreed by us and HI Holdings or, if no agreement is reached within 15 days of our election to pay in shares, determined by valuation experts appointed by the parties in accordance with a specified timetable.

The Hyatt Subscription Agreement is governed by Dutch law, with any disputes arising thereunder subject to binding arbitration in accordance with the rules of the Netherlands Arbitration Institute.

Hyatt Resort Agreements

Each of our subsidiaries that is an owner of an all-inclusive resort operating under one or both of the Hyatt Ziva or Hyatt Zilara brands (the “Hyatt All-Inclusive Resort Brands”) has signed a franchise agreement and related services agreements with Hyatt governing the operation of that resort. We manage all of those resorts under a management agreement with each of Playa and any third party owner for whom Playa serves as hotel operator (each a “Resort Owner”).

Under the Hyatt franchise agreement, Hyatt grants the Resort Owner the right, and the Resort Owner undertakes the obligation, to use Hyatt’s hotel system and system standards to build or convert and operate the resort. Each franchise agreement has a 15-year term from the resort’s opening date and Hyatt has two options to extend the term for an additional term of five years each, or 10 years in the aggregate. Hyatt provides initial and ongoing training and guidance, marketing assistance, and other assistance to the Resort Owner (and us as the resort’s manager) in connection with the resort’s development and operation. As part of this assistance, Hyatt reviews and approves the initial design and related elements of the resort. Hyatt also arranges for the provision of certain mandatory services, as well as (at the Resort Owner’s option) certain non-mandatory services, relating to such resort’s development and operation. In return, the Resort Owner agrees to operate the resort according to Hyatt’s operating procedures and its brand, quality assurance and other standards and specifications. This includes complying with Hyatt’s requirements relating to the central reservation system, global distribution systems and alternative distribution systems.

While our Predecessor did not pay any application fees for our Predecessor’s existing Hyatt All-Inclusive Resort Brand resorts, the Resort Owners (including us) for any new Hyatt All-Inclusive Resort Brand resorts will be required to pay an application fee to Hyatt. The Resort Owners also pay Hyatt an ongoing franchise fee for all Hyatt All-Inclusive Resort Brand resorts.

Subject to its obligations under the Hyatt Strategic Alliance Agreement, Hyatt is free to develop or license other all-inclusive resorts Mexico, Costa Rica, the Dominican Republic, Jamaica and Panama (the “Market Area”), even under the Hyatt All-Inclusive Resort Brands. Additionally, outside of the Market Area, Hyatt is free to develop or license other all-inclusive resorts under the Hyatt All-Inclusive Resort Brands and other Hyatt brands at any time. Similarly, subject to our obligations under the Hyatt Strategic Alliance Agreement, we are allowed to operate any all-inclusive resort under a Playa-Developed Brand, such as the Panama Jack brand, under the Hyatt franchise agreements, provided that we implement strict informational and operational barriers between our operations with respect to the Playa-Developed Brand and our operations with respect to the Hyatt All-Inclusive Resort Brands. Under the Hyatt franchise agreements, if any Brand Owner (as defined below) or Restricted Brand Company acquires any ownership interest in us, we are required to implement strict informational and operational barriers between our operations with respect to such brand and our operations with respect to the Hyatt All-Inclusive Resort Brands. Such information and operational barriers generally include restrictions on sharing of any Hyatt-related confidential or propriety information with or participation of certain personnel employed by us in the strategic direction or operations of any hotel owned by a Brand Owner or a Restricted Brand Company.

If we violate the aforementioned restrictions in the Hyatt franchise agreements, Hyatt may terminate all (but not less than all) of its franchise agreements with us, provided that Hyatt delivers a termination notice to us within 180 days as specified in the franchise agreement, and we will be subject to liquidated damage payments to Hyatt.

A “Playa-Developed Brand” is a hotel concept or brand for all-inclusive resorts developed or acquired by us, of which we are the franchisor, licensor or owner, or for which we are the exclusive manager or operator, which brand is an upper upscale or higher standard, but does not include any existing hotel concept or brand that was owned by our Predecessor prior to September 1, 2016.

A “Restricted Brand” means any hotel concept or brand for all-inclusive hotels or resorts that is owned by or exclusively licensed to a Restricted Brand Company.

A “Restricted Brand Company” means each of Marriott International, Hilton Worldwide Inc., Starwood Hotels & Resorts Worldwide, Inc., InterContinental Hotels Group, Accor Hotels Worldwide or any of their respective affiliates or successors.

Pursuant to the Hyatt franchise agreements and our Articles of Association, subject to certain exceptions, (a) a Brand Owner is prohibited from acquiring our shares such that the Brand Owner (together with its affiliates) acquires beneficial ownership in excess of 15% of our outstanding shares, and (b) a Restricted Brand Company is prohibited from acquiring our shares such that the Restricted Brand Company (together with its affiliates) acquires beneficial ownership in excess of 5% of our outstanding shares. Upon becoming aware of either share cap being exceeded, we will send a notice to such shareholder informing such shareholder of a violation of this provision and granting the shareholder two weeks to dispose of such excess shares to an unaffiliated third party. Such notice will immediately trigger the transfer obligation and suspend the right to attend our general meeting and voting rights (together, “Shareholder Rights”) of the shares exceeding the cap of the shares exceeding the share cap. If such excess shares are not disposed by such time, (i) the Shareholder Rights on all shares held by the shareholder exceeding the share cap will be suspended until the transfer obligations have been complied with and (ii) we will be irrevocably authorized under our Articles of Association to transfer excess shares to a foundation until sold to a third party. Our franchise agreements provide that if the excess shares are not transferred to a foundation or an unaffiliated third party within 30 days following the earlier of the date on which a public filing is made with respect to either share cap being exceeded and the date our becomes aware of either share cap being exceeded as provided in the Hyatt franchise agreements, Hyatt will have the right to terminate all (but not less than all) of its franchise agreements with us, provided that Hyatt delivers a termination notice to our within 180 days as specified in the franchise agreement, and we will be subject to liquidated damage payments to Hyatt. A “Brand Owner” is any entity that (a) is a franchisor, licensor or owner of a Competing Brand (as defined below) or manages or otherwise operates hotels exclusively for the franchisor, licensor or owner of a Competing Brand (a “Brand Company”), (b) has an affiliate that is a Brand Company or (c) has a direct or indirect owner that is a Brand Company. A “Competing Brand” is a hotel concept or brand for all-inclusive hotels or resorts that has at least 12 hotels operating under that concept’s or brand’s trade name(s) anywhere in the world and that directly competes with any Hyatt All-Inclusive Resort Brand resort. The restriction on ownership by a Brand Owner will apply during the terms of our Hyatt franchise agreements and the restrictions on ownership by a Restricted Brand Company will apply until we have less than three franchise agreements in effect for the operation of Hyatt All-Inclusive Resort Brand resorts and Hyatt owns less than 15% (on a fully-diluted, as-converted basis) of our Ordinary Shares, after which point the restriction on ownership by a Brand Owner will apply to that Restricted Brand Company (if it is a Brand Owner). The beneficial ownership in the aforementioned restrictions is determined under Rule 13d-3 promulgated under the Exchange Act.

Hyatt may also terminate all (but not less than all) of the Hyatt franchise agreements, provided that Hyatt delivers a termination notice to us within 180 days as specified in the franchise agreement, and we will be subject to liquidated damage payments to Hyatt if either (i) the Hyatt franchise agreements for three or more Hyatt All-Inclusive Resort Brand resorts have been terminated, or (ii) the Hyatt franchise agreements for 50% or more of the Hyatt All-Inclusive Resort Brand resorts (rounded up to the nearest whole number) have been terminated.

The Hyatt franchise agreements require us to pay liquidated damages to Hyatt if a franchise agreement is terminated under certain circumstances. The liquidated damages will be calculated in accordance with the various formulas set forth in a franchise agreement depending on the circumstances under which such franchise agreement is terminated. Further, the amount of liquidated damages will be increased if a franchise agreement is terminated due to the breach of the aforementioned restrictions on our activities and limits on the beneficial ownership of our Ordinary Shares.

In addition to the Hyatt franchise agreement, each Resort Owner has signed the following other agreements with Hyatt pertaining to the development and operation of the applicable Hyatt All-Inclusive Resort Brand resort:

•

Under the trademark sublicense agreement, Hyatt grants a sublicense to the Resort Owner to use the Hyatt All-Inclusive Resort Brands and other proprietary marks, copyrighted materials, and know-how in the development and operation of the resort. The Resort Owner (and us as the resort’s manager) must follow the rules and standards that Hyatt periodically specifies pertaining to the use and protection of its intellectual property. The Resort Owner pays Hyatt’s sublicensing fees.

•

Under the World of Hyatt frequent stayer program agreement, Hyatt LACSA Services, Inc. (“Hyatt LACSA”) provides the Resort Owner with various services related to the World of Hyatt guest loyalty program (and its successor program) and the provision of preferences to the frequent guests of the Hyatt resorts. Participation in the program includes the agreement of each Resort Owner to allow the World of Hyatt guest loyalty program members to earn points in connection with stays at the resort and redeem the points at the resort. Hyatt LACSA also provides the Resort Owner with program services relating to various frequent flyer programs that various airlines operate. Participation in the program includes allowing members of the airline programs to earn miles in connection with their qualified stays at the resort and redeem miles at the resort. The Resort Owner reimburses Hyatt LACSA (or its affiliates, as applicable) for the resort’s per-formula share of the cost of providing these services and Hyatt LACSA (or its affiliates) pays the Resort Owner a per-formula share of the revenue from stays by World of Hyatt guest loyalty program members who use points to pay for their hotel accommodations.

•

Under the chain marketing services agreement, Hyatt LACSA provides (or causes to be provided) various marketing services to the Resort Owner, including business leads, convention sales services, business sales service and sales promotion services (including the maintenance and staffing of Hyatt’s home office sales force and regional sales offices in various parts of the world), publicity, marketing to targeted, highly-valued frequent travelers via various methods of communication, arrangement of surveys designed to better understand motivation, satisfaction and needs of hotel guests, public relations, and all other group benefits, services and facilities, to the extent appropriate and caused to be furnished to other relevant participating hotels and resorts. The Resort Owner reimburses Hyatt LACSA (or its affiliates, as applicable) for the resort’s per-formula share of the cost of providing these services.

•	Under the reservations agreement, Hyatt LACSA provides electronic and voice reservation services through the use of the following reservation methods and technologies: (a) telephone reservations arranged through the international reservation centers located, from time to time, in various locations throughout the world; (b) reservations through the websites of Hyatt LACSA and its affiliates; and (c) reservations through connection to global distribution systems such as Amadeus/System One, Apollo/Galileo, Sabre (Abacus) and Worldspan. The reservations services also include the maintenance of the computers and related equipment and staffing of Hyatt LACSA’s (and its affiliates’) reservation centers located throughout the world and related research and development activities to support such reservation centers. The Resort Owner reimburses Hyatt LACSA (or its affiliates, as applicable) for the resort’s per-formula share of the cost of providing these services.

During the years ended December 31, 2019, 2018, and 2017, we incurred approximately $17.4 million, $16.7 million and $14.1 million, respectively, in fees pursuant to the Hyatt Resort Agreements.

The Hyatt Strategic Alliance Agreement

Playa has entered into the Hyatt Strategic Alliance Agreement with Hyatt pursuant to which we and Hyatt have provided each other a right of first offer with respect to any proposed offer or arrangement to acquire the rights to own and operate an all-inclusive hotel property at the level of quality and service consistent with the Hyatt All-Inclusive Resort Brands (a “Hyatt All-Inclusive Opportunity”) in the Market Area. If we intend to accept a Hyatt All-Inclusive Opportunity, we must notify Hyatt of such Hyatt All-Inclusive Opportunity and Hyatt has 10 business days to notify us of its decision to either accept or reject this Hyatt All-Inclusive Opportunity. If Hyatt accepts the Hyatt All-Inclusive Opportunity, we must negotiate in good faith with Hyatt the terms of a franchise agreement and related documents for a Hyatt All-Inclusive Resort Brand with respect to such property, provided that we acquire such property on terms acceptable to us within 60 days of offering such opportunity to Hyatt. If Hyatt intends to accept a Hyatt All-Inclusive Opportunity, Hyatt must notify us and we have to notify Hyatt within 10 business days of our decision to either accept or reject this Hyatt All-Inclusive Opportunity. If we accept the Hyatt All-Inclusive Opportunity, Hyatt must negotiate in good faith with us the terms of a management agreement and related documents under which we would manage such Hyatt All-Inclusive Resort Brand resort (subject to a franchise agreement between Hyatt and the affiliate of Hyatt that would own such property), provided that Hyatt acquires such property on terms acceptable to it within 60 days of offering such opportunity to us. If we or Hyatt fail to notify each other of its decision or declines its right of first offer within the aforementioned 10 business day period, or if we or Hyatt determine after good-faith discussions that we cannot reach mutual acceptance of terms under which the development property would be licensed as a Hyatt Ziva or Hyatt Zilara hotel, such right of first offer will expire and we or Hyatt will be able to acquire, develop and operate the property related to such Hyatt All-Inclusive Opportunity free of any restrictions. In addition, if either party is approached by a third party with respect to the management or franchising of an all-inclusive resort in the Market Area, and such third party has not identified a manager or franchisor for the resort, the parties have agreed to notify each other and provide an introduction to the third party for the purposes of negotiating a management agreement or franchise agreement, as the case may be. On February 26, 2018, we and Hyatt extended the term of the Hyatt Strategic Alliance Agreement until on December 31, 2021 unless earlier extended by each party.

Indemnification Agreements

Our Articles of Association provide for certain indemnification rights for our directors and executive officers, and we entered into an indemnification agreement with each of our executive officers and directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law.

Review, Approval or Ratification of Transactions with Related Persons

Consistent with Dutch law and our Articles of Association, we adopted a code of business conduct and ethics. The code of business conduct and ethics includes a policy requiring that our Board review any transaction a director or executive officer proposes to have with Playa that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, our Board will be obligated to ensure that all such transactions are approved by a majority of our Board (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of May 13, 2020 by:

•	each person who is an executive officer of our Company;

•	each person who is a non-executive director of our Company;

•	each person who is the beneficial owner of more than 5% of our outstanding Ordinary Shares; and

•	all executive officers and directors of our Company as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Ordinary Shares.

The beneficial ownership percentages set forth in the table below do not take into account the potential issuance of up to 2,987,770 Ordinary Shares that may be issued upon the exercise of outstanding warrants, which become exercisable in the event that the price per share underlying the warrants on the NASDAQ is greater than $13.00 for a period of more than 20 days out of 30 consecutive trading days within the five years following March 12, 2017.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To our knowledge, no ordinary shares beneficially owned by any of our executive officers or directors have been pledged as security.

Unless otherwise indicated, the address of each person named below is c/o Playa Hotels & Resorts N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.

Beneficial Ownership
Beneficial Owner	Number of Ordinary Shares with Voting Rights	Percentage of All Ordinary Shares with Voting Rights(1)
Executive Officers
Bruce Wardinski(2)	3,332,427	2.50%
Alexander Stadlin(3)	582,401	*
Kevin Froemming(4)	432,157	*
Ryan Hymel(5)	466,630	*
Non-Executive Directors
Karl Peterson(6)(7)	350,000	*
Hal Stanley Jones(8)	59,524	*
Elizabeth Lieberman(8)	34,524	*
Richard B. Fried(8)(9)	27,157	*
Gloria Guevara(8)	27,157	*
Christopher W. Zacca(8)	20,200	*
Charles Floyd	—	*
5% or greater shareholders:
Cabana Investors B.V.(10)	28,770,274	21.61%
Jamziv Mobay Jamaica(11)	20,000,000	15.02%
HI Holdings(12)	12,143,621	9.12%
TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.)(13)	8,806,666	6.61%
HG Vora Capital Management, LLC(14)	7,350,000	5.52%
Playa Four Pack, L.L.C.(15)	1,836,656	1.38%
All executive officers and directors as a group (13 persons)(16)	5,466,458	4.11%

*	Less than 1.0%
(1)

Based on 133,141,561 total shares, which consists of 129,312,573 Ordinary Shares outstanding and 3,828,988 restricted shares granted pursuant to the 2017 Plan. The restricted shares contain voting rights but are restricted from being transferred until their vesting dates.

(2)	Includes 1,202,667 restricted shares that Mr. Wardinski has the ability to vote but is restricted from transferring until their vesting dates.
(3)	Includes 495,052 restricted shares that Mr. Stadlin has the ability to vote but is restricted from transferring until their vesting dates.
(4)	Includes 368,100 restricted shares that Mr. Froemming has the ability to vote but is restricted from transferring until their vesting dates.
(5)	Includes 390,168 restricted shares that Mr. Hymel has the ability to vote but is restricted from transferring until their vesting dates.
(6)	Shares are held through Peterson Capital Partners, LP. Does not include any Ordinary Shares Mr. Peterson may be deemed to hold indirectly through TPG Pace Sponsor, LLC. See Note 7 below.
(7)

The sole members of TPG Pace Sponsor, LLC are Mr. Peterson and TPG Holdings III, L.P., whose general partner is TPG Holdings III-A, L.P., whose general partner is TPG Holdings III-A, Inc., whose sole shareholder is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., whose sole shareholders are David Bonderman and James G. Coulter. Messrs. Bonderman, Coulter and Peterson disclaim beneficial ownership of the securities held by TPG Pace Sponsor, LLC except to the extent of their pecuniary interest therein. The number of Ordinary Shares reported in respect of TPG Pace Sponsor, LLC in the table above does not include any other Ordinary Shares Messrs. Bonderman, Coulter and Peterson may directly or indirectly hold. The address of each of TPG Pace Sponsor, LLC, TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman, Coulter and Peterson is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(8)	Includes 9,470 restricted shares that the director has the ability to vote but is restricted from transferring until their vesting dates.
(9)	Does not include any Ordinary Shares Mr. Fried may be deemed to hold indirectly through Cabana. See Note 10 below.
(10)

The sole owner of Cabana Investors B.V. is Coöperatieve Cabana U.A. The sole owners of Coöperatieve Cabana U.A. are Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Farallon Capital Offshore Investors II, L.P. (collectively, the “Cabana Farallon Funds”). FP is the general partner of each of the Cabana Farallon Funds and may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Cabana Farallon Funds. As managing members of FP with the power to exercise investment discretion, each of Andrew J. M. Spokes, Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William S. Seybold, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”) may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Cabana Farallon Funds. Each of FP, the Farallon Managing Members, Coöperatieve Cabana U.A. and the Cabana Farallon Funds disclaims beneficial ownership of the Ordinary Shares held by Cabana Investors B.V. All of the entities and individuals identified in this footnote disclaim group attribution. Cabana Investors B.V.’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(11)	Jamziv Mobay Jamaica is owned by JCSD Trustee Services Limited and X Fund Properties, which are both affiliates of Sagicor group.
(12)

HI Holdings is an indirect wholly-owned subsidiary of Hyatt. Hyatt and each of AIC Holding Co., Hyatt International Corporation and Hyatt International Holdings Co., each a direct or indirect wholly-owned subsidiary of Hyatt, may be deemed to beneficially own Ordinary Shares to be held by HI Holdings Playa.

(13)

The sole members of TPG Pace Sponsor, LLC are Mr. Peterson and TPG Holdings III, L.P., whose general partner is TPG Holdings III-A, L.P., whose general partner is TPG Holdings III-A, Inc., whose sole shareholder is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., whose sole shareholders are David Bonderman and James G. Coulter. Messrs. Bonderman, Coulter and Peterson disclaim beneficial ownership of the securities held by TPG Pace Sponsor, LLC except to the extent of their pecuniary interest therein. The number of Ordinary Shares reported in respect of TPG Pace Sponsor, LLC in the table above does not include any other Ordinary Shares Messrs. Bonderman, Coulter and Peterson may directly or indirectly hold. The address of each of TPG Pace Sponsor, LLC, TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman, Coulter and Peterson is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(14)

Based on a Schedule 13G filed on February 13, 2020 by HG Vora Capital Management, LLC. In such filing, HG Vora Capital Management, LLC lists its address as 330 Madison Avenue, 20th Floor, New York, NY 10017, and indicates that it has sole voting and dispositive power with respect to 7,350,000 ordinary shares.

(15)

The sole owners of Playa Four Pack, L.L.C. are Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P. and Farallon Capital Institutional Partners III, L.P. (collectively, the “Four Pack Farallon Funds”). FP is the general partner of each of the Four Pack Farallon Funds and may be deemed to beneficially own the Ordinary Shares owned by each of the Four Pack Farallon Funds. As managing members of FP with the power to exercise investment discretion, each of the Farallon Managing Members may be deemed to beneficially own the Ordinary Shares indirectly owned by each of the Four Pack Farallon Funds. Each of FP, the Farallon Managing Members and the Four Pack Farallon Funds disclaims beneficial ownership of the Ordinary Shares held by Playa Four Pack, L.L.C. All of the entities and individuals identified in this footnote disclaim group attribution. Playa Four Pack, L.L.C.’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(16)	Includes 2,637,118 restricted shares that have the ability to vote but are restricted from being transferred until their vesting dates.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any director or committee of the Board by directing correspondence to Tracy Colden, Secretary, Playa Hotels & Resorts N.V., 1560 Sawgrass Corporate Parkway, Suite 310, Fort Lauderdale, Florida 33323, the United States of America. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.playaresorts.com. Our Code of Conduct and the charters of the Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department.

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file the Annual Accounts and our Dutch Statutory Annual Reports with the Dutch trade registry.

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

OTHER PROXY MATTERS

Information About Our 2021 Annual General Meeting: Shareholder Proposals and Shareholder Access

Because the Company is a Dutch public limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and time frames apply if shareholders wish to submit a proposal for consideration by Playa shareholders at the 2021 annual general meeting of shareholders. Under Dutch law and the Company’s Articles of Association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2021 annual general meeting of shareholders, the shareholder must fulfill the requirements set forth in Dutch law and the Company’s Articles of Association, including satisfying both of the following criteria:

•

the Company must receive the proposed agenda item (supported by reasons) or proposed resolution in writing or by electronic means no later than 60 days before the date of the 2021 annual general meeting of shareholders (which date has not yet been declared by the Board); and

•	the number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution represent at least 3% of the Company’s issued share capital.

Under the Dutch Corporate Governance Code, if shareholders intend to request that an item be put on the agenda as described above that may result in a change in the Company’s strategy, for example as a result of the dismissal of one or several Board members, the Board should be given the opportunity to invoke a reasonable period of up to 180 days during which to respond to such request. If invoked, the Board should use the response time for further deliberation and constructive consultation, in any event with the relevant shareholder(s) requesting the agenda item, and the Board should explore the alternatives. At the end of the response time, the Board should report on this consultation and the exploration to the shareholders meeting. A response time may be stipulated only once for any given shareholders meeting and should not apply to an item in respect of which the response time had been previously stipulated, or to meetings where a shareholder holds at least 75% of the issued capital as a consequence of a successful public bid.

Consistent with established Dutch law and the Company’s Articles of Association, executive directors and non-executive directors are appointed by the general meeting from a binding nomination proposed by the Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is represented in person or by proxy at the general meeting, unless the nomination is overruled by the general meeting voting against the appointment of the candidate by a resolution adopted with at least a simple majority of the votes cast, provided that such votes represent more than 50% of the Company’s issued share capital.

Pursuant to U.S. federal securities laws, if a shareholder wishes to have a proposed agenda item or a proposed resolution within the authority of shareholders included in the Company’s proxy statement for the 2021 annual general meeting of shareholders, then in addition to the above requirements, the shareholder also needs to follow the procedures outlined in Rule 14a-8 of the Exchange Act. If you wish to submit a proposal intended to be presented at our 2021 annual general meeting of shareholders pursuant to Rule 14a-8, your proposal must be received by us no later than [●], 2020, and must otherwise comply with the requirements of Rule 14a-8 and Dutch law in order to be considered for inclusion in the 2020 proxy statement and proxy.

Any proposed agenda item or proposed resolution within the authority of shareholders under the Company’s Articles of Association or pursuant to Rule 14a-8 for our 2021 annual general meeting of shareholders should be sent to our registered office in the Netherlands at the following address:

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

The Right of Shareholders to Request a Shareholder Meeting

Under Dutch law and the Company’s Articles of Association, shareholder meetings can be convened at the request of shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Board to convene a meeting within six weeks and also provides a procedure to approach the Dutch court in preliminary relief proceedings in Amsterdam, if the Board fails to call such a meeting. The provisions under the Dutch Corporate Governance Code relating to invoking a response time, as described above, apply mutatis mutandis if shareholders request the convening of a shareholders meeting.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company’s proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Tracy Colden, Secretary, Playa Hotels & Resorts N.V., 1560 Sawgrass Corporate Parkway, Suite 310, Fort Lauderdale, Florida, 33323 or by phone at 1-866-540-7095. You may also contact the Company if you received multiple copies of the annual general meeting materials and would prefer to receive a single copy in the future.

Other Matters

The Dutch Civil Code does not permit any business to be voted on at the AGM other than that stated in the notice of meeting unless the matter is unanimously approved by all votes cast and all issued shares are represented in person or by proxy the AGM.

ANNEX A

Note: this is a translation into English of the official Dutch version of a deed of amendment to the articles of association of a public company under Dutch law. In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

DEED OF AMENDMENT TO THE ARTICLES OF ASSOCIATION OF

Playa Hotels & Resorts N.V.

On this, the twenty-fifth day of June two thousand and twenty two thousand and twenty, appeared before me, Paul Cornelis Simon van der Bijl, civil law notary at Amsterdam:

[NautaDutilh employee, under proxy].

The person appearing before me declared that the general meeting of Playa Hotels & Resorts N.V., a public company under Dutch law, having its corporate seat at Amsterdam (address: Prins Bernhardplein 200, 1097 JB Amsterdam, trade register number: 67450628) (the “Company”), at a general meeting held at Amsterdam on the twenty-fifth day of June two thousand and twenty, decided, among other things, to amend the Company’s articles of association (the “Articles of Association”) in part.

A copy of the minutes of the abovementioned meeting (the “Minutes”) will be attached to this Deed as an annex.

The Articles of Association were most recently amended by a deed executed on the tenth day of May two thousand and eighteen before Paul Cornelis Simon van der Bijl, aforementioned.

In order to carry out the abovementioned decision to amend the Articles of Association, the person appearing declared to hereby amend the Articles of Association in part, as set out below:

Article 5 shall come to read as follows:

“SHARES – FORM OF SHARES AND SHARE REGISTER

Article 5

5.1

All shares are registered shares. The Company may issue share certificates for registered shares in such form as may be approved by the Board of Directors. Each Director is authorised to sign any such share certificate on behalf of the Company.

5.2	Shares shall be numbered consecutively, starting from 1.

5.3

The Board of Directors shall keep a register setting out the names and addresses of all shareholders and all holders of a usufruct or pledge in respect of such shares. The register shall also set out any other particulars that must be included in the register pursuant to applicable law. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

5.4

Shareholders, usufructuaries and pledgees whose particulars must be set out in the register shall provide the Board of Directors with the necessary particulars in a timely fashion. Any consequences of not, or incorrectly, notifying such particulars shall be borne by the relevant party.

5.5	All notifications may be sent to shareholders, usufructuaries and pledgees whose particulars must be set out in the register at their respective addresses as set out in the register.”

FINAL STATEMENTS

Finally, the person appearing declared, as evidenced by the Minutes, to be authorised to execute this Deed.

The person appearing is known to me, civil law notary.

This Deed was executed in Amsterdam on the date mentioned in its heading.

After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, the person appearing declared to have taken note of the contents of the Deed, to be in agreement with the contents and not to wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

PLAYA HOTELS & RESORTS N.V.

PRINS BERNHARDPLEIN 200

1097 JB AMSTERDAM, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 a.m. Central European Summer Time on June 24, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:59 a.m. Central European Summer Time on June 24, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 5:59 a.m. Central European Summer Time on June 24, 2020.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E69081-P19476	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLAYA HOTELS & RESORTS N.V.
The Board of Directors recommends you vote “FOR” each of the directors listed in proposal 1 and “FOR” proposals 2, 3, 4, 5, 6 and 7.

			For	Against	Abstain
1.	Appointment of the following eight directors, each for a term ending immediately after the next annual general meeting of shareholders:						For	Against	Abstain

	1a.	Bruce D. Wardinski	☐	☐	☐	2. Adoption of the Company’s Dutch Statutory Annual Accounts for the fiscal year ended December 31, 2019	☐	☐	☐

	1b.	Richard B. Fried	☐	☐	☐	3. Ratification of the Selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020	☐	☐	☐

	1c.	Gloria Guevara	☐	☐	☐	4. Instruction to Deloitte Accountants B.V. for the audit of the Company’s Dutch Statutory Annual Accounts for the fiscal year ending December 31, 2020	☐	☐	☐

	1d.	Charles Floyd	☐	☐	☐	5. Discharge of the Company’s directors from liability with respect to the performance of their duties during the fiscal year ended December 31, 2019	☐	☐	☐

	1e.	Hal Stanley Jones	☐	☐	☐	6. Authorization of the Board to acquire shares (and depository receipts for shares) in the capital of the Company	☐	☐	☐

	1f.	Elizabeth Lieberman	☐	☐	☐	7. Amendment of the Company’s Articles of Association to remove the ability to issue bearer shares	☐	☐	☐

	1g.	Karl Peterson	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
	1h.	Christopher W. Zacca	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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E69082-P19476

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLAYA HOTELS & RESORTS N.V.

The undersigned hereby appoints Paul van der Bijl, independent civil law attorney, and Niek de Kort and Daan Hagelstein, independent deputy civil law notaries, working with NautaDutilh N.V., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Playa Hotels & Resorts N.V. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held on June 25, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual General Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE DIRECTORS NOMINATED IN PROPOSAL1 AND “FOR” PROPOSALS 2, 3, 4, 5, 6 AND 7, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side